Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION

                                 Form S-3
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Louisiana Power & Light Company
          (Exact name of registrant as specified in its charter)
           State of Louisiana                     72-0245590
     (State or other jurisdiction of           (I.R.S. Employer
     incorporation of organization)           Identification No.)

             639 Loyola Avenue, New Orleans, Louisiana 70113
                               504-576-4000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
            JOHN J. CORDARO                    STEVEN C. McNEAL
               President                     Assistant Treasurer
        Louisiana Power & Light            Louisiana Power & Light
                Company                            Company
           639 Loyola Avenue                  639 Loyola Avenue
      New Orleans, Louisiana 70113       New Orleans, Louisiana 70113
              504-576-4000                       504-576-4000

         McCHORD CARRICO, Esq.                JOHN T. HOOD, Esq.
            Monroe & Lemann                   Reid & Priest LLP
      (A Professional Corporation)           40 West 57th Street
         201 St. Charles Avenue            New York, New York 10019
      New Orleans, Louisiana 70170               212-603-2000
              504-586-1900
 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

 It is also respectfully requested that the Commission send copies of all notices,
                       orders and communications to:
                           DAVID P. FALCK, Esq.
                    Winthrop, Stimson, Putnam & Roberts
                          One Battery Park Plaza
                         New York, New York 10004

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective when warranted by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. x
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
________
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     CALCULATION OF REGISTRATION FEE

                                     Proposed  Proposed
         Title of                    Maximum   Maximum
        Each Class        Amount    Offering   Aggregate     Amount of
       of Securities       to be      Price    Offering     Registration
      to be Registered    Register   Per Unit   Price *         Fee

     Waterford 3 Secured
     Lease Obligation   $322,526,000   100%   $322,526,000    $111,216

* Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o).

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that a registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PROSPECTUS SUPPLEMENT (Subject to Completion, Dated February 29, 1996) (To Prospectus dated ______________, 1996)
                                $
       $    Waterford 3 Secured Lease Obligation Bonds,   % Series due
       $    Waterford 3 Secured Lease Obligation Bonds,   % Series due
                    Interest Payable July 2 and January 2

The  Waterford 3 Secured Lease Obligation Bonds,   % Series due        and     %
Series  due             (the "Collateral Bonds") will be indirectly secured,  as
described in the accompanying Prospectus, by liens on, and a security interest in, certain ownership interests in and the respective Leases relating to Unit No. 3 (nuclear) of the Waterford Steam Electric Generating Station ("Waterford 3"), an1d will be payable solely from basic rentals and certain other amounts to be paid under such Leases by
                       LOUISIANA POWER & LIGHT COMPANY
The Collateral Bonds will be issued by W3A Funding Corporation ("Funding Corporation"), a corporation created for the sole purpose of issuing the Collateral Bonds as described in the accompanying Prospectus. Louisiana Power & Light Company (the "Company") will be unconditionally obligated to make rental payments in amounts which will be at least sufficient to pay in full, when due, all scheduled payments of principal of and interest on the Collateral Bonds, although the Collateral Bonds will not be direct obligations of, or guaranteed by, the Company.

The Collateral Bonds of the % Series due (the "Series Collateral Bonds") will mature on __________ and the Collateral Bonds of the % Series
due          (the  "Series     Collateral Bonds")  will  mature  on      .   The
principal  of  the  Collateral  Bonds will be  payable  from  time  to  time  in installments. The Collateral Bonds will be redeemable, in whole or in part, on not less than 30 days' notice, either upon certain terminations of the Leases, or at the option of Funding Corporation at the redemption prices set forth herein (including a Make-Whole Premium (as defined herein) if redemption occurs at the option of Funding Corporation prior to ________ for the Series Collateral Bonds and ____ for the Series Collateral Bonds), in each case together with accrued interest to the date fixed for redemption. (See "Certain Terms of the Collateral Bonds".)
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   PRICE OF SERIES     COLLATERAL BONDS_    % AND ACCRUED INTEREST, IF ANY
   PRICE OF SERIES     COLLATERAL BONDS_    % AND ACCRUED INTEREST, IF ANY

                                 Price to     Underwriting
                                 Public(1)  Commissions(2)(3)   Proceeds(1)(2)
   Per Series Collateral Bond                             %                 %
   Total                         $              $                 $
   Per Series Collateral Bond                             %                 %
   Total                         $              $                 $
_______________________________
(1)  Plus accrued interest, if any, from the date of original issuance.
(2) Expenses, estimated to be $________, and underwriting commissions will be paid from the proceeds of the issuance and sale of the Collateral Bonds.
      Expenses, estimated to be $       , will be paid by the Company.
(3) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.


      The Collateral Bonds will be issued in fully registered form and will be initially registered only in the name of Cede & Co, as nominee of The Depository Trust Company ("DTC"), which will act as securities depository for the Collateral Bonds. Beneficial interests in the Collateral Bonds will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Except in the limited circumstances described herein, certificates representing interests in Collateral Bonds will not be issued in exchange for beneficial interests in the Collateral Bonds. Beneficial interests in the Collateral Bonds will trade in DTC's Same-Day Funds Settlement System and secondary market trading in such Collateral Bonds will therefore settle in immediately available funds.

   The Collateral Bonds are offered by the Underwriters named herein subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, and certain other conditions. It is expected that delivery of the Collateral Bonds will be made on or about ____________, 199_ through the book-entry facilities of DTC against payment therefor in immediately available funds.
MORGAN STANLEY & CO.                           CITICORP SECURITIES, INC.
        Incorporated
_____________, 199_

                           SELECTED INFORMATION

    The  following  material,  which  is  presented  herein  solely  to  furnish limited introductory information regarding the Collateral Bonds, is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in this Prospectus Supplement and the accompanying Prospectus are defined in the Glossary at the end of the accompanying Prospectus.

Securities Offered; Interest

   $              aggregate  principal  amount  of  Waterford  3  Secured  Lease
Obligation  Bonds, of which  $___________ bear interest  at  the  rate  of     %
per   annum  and  mature  on             ("Series      Collateral  Bonds"),  and
$___________  bear  interest  at the rate  of     %  per  annum  and  mature  on
           ("Series     Collateral Bonds").

   Interest  on  the  Collateral  Bonds  of  each  series  will  be  payable  on
January 2 and July 2 of each year, commencing            2, 199 .

Principal Installment Payments

     The Supplemental Indenture relating to the Collateral Bonds ("Supplemental Indenture") provides for the payment of principal installments on the Collateral Bonds on each of the Installment Payment Dates set forth below, in an aggregate amount (subject to adjustment in certain circumstances) equal to the Installment Payment Amounts (as defined herein) set forth below, together with interest accrued to such Installment Payment Date. The Outstanding Balance Factor set forth below for each Installment Payment Date is for descriptive purposes only, and, unless there has been a partial redemption or a default or other installment payment adjustment, represents a factor that when multiplied by the original principal amount of each Series Collateral Bond and Series Collateral Bond will indicate the outstanding principal amount of such
Collateral Bond remaining unpaid after payment of the principal installment due on such Installment Payment Date.

 Installment           Aggregate Installment       Outstanding Balance
Payment Date              Payment Amount                  Factor
                         Series       Series        Series      Series
                       Collateral  Collateral    Collateral   Collateral
                         Bonds        Bonds        Bonds        Bonds



   (See  "Certain  Terms  of  the  Collateral  Bonds_Principal  Installment
Payments".)

Redemption

  The Collateral Bonds will be redeemable, in whole or in part, on not less than 30 days' notice, either (a) upon certain terminations of the Leases at a redemption price of 100% of the unpaid principal amount thereof plus accrued interest, if any, to the redemption date or (b) at the option of Funding Corporation, at a redemption price of 100% of the unpaid principal amount thereof plus accrued interest, if any, to the redemption date, plus a Make-Whole Premium (as defined herein) if such redemption occurs at the option of Funding Corporation prior to ____________ for the Series Collateral Bonds and _________ for the Series Collateral Bonds. (See "Certain Terms of the Collateral Bonds_Redemption".)

Security and Source of Payment

   The Collateral Bonds will be indirectly secured, as described in the accompanying Prospectus, by liens on, and a security interest in, certain ownership interests in and the respective Leases relating to Waterford 3, and will be payable solely from basic rentals and certain other amounts to be paid under such Leases by the Company. Each Collateral Bond will be secured by the Pledged Lessor Bonds, which will be held by the Trustee. Each Pledged Lessor Bond will be secured by, among other things, (a) a lien on and security interest in the Undivided Interest of the Lessor issuing such Pledged Lessor Bond and (b) certain of the rights of such Lessor under its Lease with the Company, including the right to receive basic rent and certain other amounts payable by the Company thereunder. The Company is unconditionally obligated to make payments under the Leases in amounts that will be at least sufficient to provide for scheduled payments of the principal of and interest on the Pledged Lessor Bonds which amounts, in turn, will be sufficient to provide for scheduled payments of principal of and interest on the Collateral Bonds when due. However, neither the Collateral Bonds nor the Pledged Lessor Bonds will be direct obligations of, or guaranteed by, the Company. (See "Security and Source of Payment for the Collateral Bonds" in the accompanying Prospectus.)

   Upon the occurrence and continuance of any Lease Indenture Event of Default that results from a Lease Event of Default, the related Lessor will control the exercise of remedies against the Company under the related Lease, subject to the right of the Lease Indenture Trustee to cause such Lessor to forbear from any proposed action which would have a material adverse effect on the Holders of the related Lessor Bonds. There could be circumstances, therefore, in which amounts due on the Collateral Bonds are not paid and neither the Lease Indenture Trustee nor the Trustee would be able to direct such Lessor's pursuit of remedies against the Company under such Lease. The Lease Indenture Trustee would not be precluded, however, from selling the related Lease Indenture Estate (including the Undivided Interest) in a foreclosure or similar proceeding. If such sale occurs prior to or simultaneously with the termination of the related Lease, such Lessor must first be given an opportunity to purchase such Lease Indenture Estate at the proposed sale price. In the event of a sale pursuant to a foreclosure or similar proceeding (other than a sale to such Lessor), the Lease Indenture Trustee would have the right to terminate such Lease in connection with such sale. (See "Description of the Lease Indentures _ Notice; Waiver; Acceleration and Remedies" in the accompanying Prospectus.)

   Under certain circumstances the Company (or jointly the Company and an Affiliate thereof) may elect, or may be required, to assume the Lessor Bonds issued under any Lease Indenture, in whole or in part, and all obligations of the related Lessor under such Lease Indenture. (See "Description of the Lease Indentures _ Assumption by the Company" in the accompanying Prospectus.) In such cases, the Holders of the Collateral Bonds would retain the benefit of the pledge and mortgage under the Lease Indenture of the related Undivided Interest and the obligation to make payments on the Pledged Lessor Bonds would become a direct obligation of the Company.

   The Holders of the Collateral Bonds will have no recourse against the general credit of any of the institutions or individuals acting as Lessors or against the general credit of the Owner Participant.

   For a description of possible limitations on amounts payable as damages if the Company were to reject the Leases in the context of a bankruptcy proceeding, see "Security and Source of Payment for the Collateral Bonds" in the accompanying Prospectus.

Waterford 3

   Waterford 3 is a one-unit, nuclear-fueled electric generating plant located in St. Charles Parish, Louisiana. Waterford 3, which was placed in commercial operation in 1985, has a net generating capability of 1,075 MW. Unit 3 excludes certain transmission, pollution control and other facilities included in Waterford 3.

Use of Proceeds

  The Company has determined, in light of prevailing economic and financial circumstances, to cause a refinancing of the Initial Lessor Bonds which were originally issued on September 28, 1989 and are currently outstanding. As part of such refinancing, the Lessors will redeem all of the outstanding Initial Lessor Bonds with the proceeds of the issuance and sale of the Collateral Bonds and certain other funds as described herein. (See "The Transactions and the Refinancing" in the accompanying Prospectus.)

W3A Funding Corporation

   Funding Corporation was incorporated under the laws of the State of Delaware for the purpose of facilitating the refinancing of the debt associated with the Lessors' interests in Unit 3. The assets of Funding Corporation will consist of the Pledged Lessor Bonds, which are payable from basic rent and certain other payments which the Company is unconditionally obligated to make under the Leases. (See "W3A Funding Corporation" in the accompanying Prospectus.)

             CERTAIN TERMS OF THE COLLATERAL BONDS

   The following description of certain terms of the Collateral Bonds offered hereby supplements, and should be read together with, the statements under "Description of the Collateral Bonds and the Indenture" in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement have the same meanings as in the accompanying Prospectus.


Principal Amounts, Interest Rates, Stated Maturities and Payment

    The  Collateral  Bonds  will  be  issued  in  two  separate  series:  $
principal  amount  of  Waterford 3 Secured Lease  Obligation  Bonds,      %
Series  due        (hereinafter sometimes called the "Series     Collateral
Bonds")  and  $           principal  amount of Waterford  3  Secured  Lease
Obligation Bonds, % Series due (hereinafter sometimes called the "Series Collateral Bonds"). The Series Collateral Bonds and the
Series       Collateral  Bonds  are  hereinafter  sometimes  referred   to,
collectively, as the "Collateral Bonds".

   The  Series     Collateral Bonds will mature     ,      and  the  Series
Collateral Bonds will mature        ,      .  The Collateral Bonds of  each
series will bear interest on the unpaid principal amount thereof from the date of issuance at the rate per annum shown in its title, payable on
January  2 and July 2 of each year, commencing            2, 199 ,  to  the
Holders thereof at the close of business on the December 15 or June 15, as the case may be, next preceding such interest payment date. (Supplemental Indenture)

   The Collateral Bonds will be issued originally solely in book-entry form to DTC or its nominee, Cede & Co., to be held in DTC's book-entry only system. So long as the Collateral Bonds are held in the book-entry only system, DTC (or a successor securities depositary) or its nominee will be the registered owner or holder of the Collateral Bonds for all purposes of the Indenture and of the Collateral Bonds. (See "_Book-Entry Only System" below.) Except as described under "_Book-Entry Only System" below, Beneficial Owners (as defined below) of the Collateral Bonds will not have the right to have any Collateral Bonds registered in their names and will not receive or have the right to receive physical delivery of certificates representing their ownership interests in the Collateral Bonds. For so long as any purchaser is the Beneficial Owner of a Collateral Bond, such purchaser must maintain an account with a broker or dealer who is, or acts through, a DTC Participant (as defined below) to receive payment of the principal of and premium, if any, and interest on such Collateral Bond. The laws of some states may require that certain purchasers of securities take physical delivery of such securities. Such limits and laws may impair the ability to transfer beneficial interests in Collateral Bonds.

   So long as the Collateral Bonds are held in the book-entry only system, the principal of and premium, if any, and interest on the Collateral Bonds will be paid through the facilities of DTC (or a successor securities depository). If the book-entry only system is discontinued, the principal of and premium, if any, and interest payable at maturity on the Collateral Bonds will be payable at the corporate trust office of any paying agent designated by Funding Corporation from time to time; and interest and Installment Payment Amounts (as defined below), other than such amounts payable at maturity, will be paid by check drawn upon the paying agent and mailed to the address of the person entitled thereto, as shown in the securities register.

   Because the principal of each Collateral Bond will be subject to payment from time to time without surrender of, or notation on, the Collateral Bond, the unpaid principal amount of each Collateral Bond as reflected in the securities register maintained by the Trustee shall be controlling and binding on each Holder with respect to the actual unpaid principal amount of a Collateral Bond as of any date. In any case where any redemption date, any Installment Payment Date or the stated maturity of principal of or any installment of interest on any Collateral Bond, or any date on which any defaulted interest or principal is proposed to be paid, is not a business day, then (notwithstanding any other provision of the Indenture or such Collateral Bond) payment of interest and/or principal and premium, if any, shall be due and payable on the next succeeding business day with the same force and effect as if made on or at such nominal redemption date, the stated maturity, Installment Payment Date or date on which the defaulted interest or principal is proposed to be paid, and no interest will accrue on the amount so payable for the period from and after such redemption date, stated maturity, Installment Payment Date or date for the payment of defaulted interest or principal, as the case may be. If there has been a default in the payment of interest or any Installment Payment Amount on any Collateral Bond, such defaulted interest or principal may be payable to the Holder of such Collateral Bond as of the close of business on a date selected by the Trustee which is not more than 15 days and not less than 10 days prior to the date proposed by Funding Corporation for payment of such defaulted interest or principal or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Collateral Bond may be listed, if the Trustee deems such manner of payment practicable. (Indenture, Sections 1.13, 2.10 and 2.16)

Principal Installment Payments

   On each Installment Payment Date (set forth below), Funding Corporation will pay an installment of principal of each Collateral Bond of each series equal (subject to adjustment as described below) in amount (an "Installment Payment Amount") to the Installment Payment Percentage (set forth below) for the Collateral Bonds of such series for such Installment Payment Date multiplied by the original principal amount of such Collateral Bond.

                              Installment Payment Percentage
                          Series   Collateral Bonds   Series   Collateral Bonds

Installment Payment Date

   Upon the occurrence of certain changes in Federal income tax rates or laws, the Company or the Owner Participant may cause the respective principal amounts of Series Collateral Bonds and Series Collateral Bonds that are to be paid in installments on the Installment Payment Dates and the stated maturity to be adjusted to match any adjustment made to the principal amortization schedules and maturity of the Pledged Lessor Bonds in connection with a recalculation of basic rent under one or more of the Leases, provided that such adjustments shall not increase or decrease the average life of the Collateral Bonds of either such series (calculated in accordance with generally accepted financial practice) by more than 6 months or extend the final maturity of such Collateral Bonds. The Trustee shall send by mail to each Holder of affected Collateral Bonds at least 30 days before the first payment date with respect to which an adjustment is to be made, a revised payment schedule of principal amounts of Collateral Bonds.

   In  the  event  there  shall  have been any partial  redemption  of  the
Collateral Bonds of either series (other than pursuant to principal installment payments), each Installment Payment Amount for each Collateral Bond of a series subsequent to such redemption shall be reduced by (i) in the case of a partial redemption as described under "Redemption_Optional Redemption", an amount equal to the amount obtained by multiplying such Installment Payment Amount as in effect prior to such redemption by a fraction of which the numerator shall be the aggregate principal amount of Collateral Bonds of such series redeemed pursuant to such partial redemption, and the denominator shall be the aggregate unpaid principal amount of Collateral Bonds of such series outstanding immediately prior to such redemption and (ii) in the case of a partial redemption as described under "Redemption_Redemption upon Lease Termination", an amount such that the aggregate of all principal installment payments to be made on the Collateral Bonds of such series on the relevant Installment Payment Date shall be equal to the amount of principal of the Pledged Lessor Bonds to be paid on such date under the remaining Lease Indentures, any such reduction to be made on a pro rata basis, as nearly as practicable, among the Holders of the Collateral Bonds of such series.

(Supplemental Indenture)

Redemption

  Redemption upon Lease Termination

   If any Lease is to be terminated as described in the accompanying Prospectus in "Description of the Leases_Purchase Option for Significant Expenditures", "_Periodic Purchase Option" or "_Termination for Obsolescence" or in "Other Agreements_Participation Agreement", and all Lessor Bonds issued under the related Lease Indenture are to be prepaid, Collateral Bonds, equal in principal amount to the Pledged Lessor Bonds issued under such Lease Indenture, will be redeemed on the date on which such Lessor Bonds are to be prepaid, at a redemption price of 100% of the unpaid principal amount thereof plus accrued interest, if any, to the redemption date, all subject, however, except in the case of a termination for obsolescence, to the right of the Company to assume such Lessor Bonds in which event there will be no redemption of Collateral Bonds as a consequence of such termination.

  Optional Redemption

  The Collateral Bonds of each series will be subject to redemption, at the option of Funding Corporation, in whole at any time or in part from time to time, at the redemption price of 100% of the unpaid principal amount of such Collateral Bonds to be so redeemed, plus accrued interest, if any, to the redemption date, plus, if such redemption is made prior to the applicable Premium Termination Date, the Make-Whole Premium, if any. The "Premium Termination Date" is __________ for the Series ___ Collateral Bonds and __________ for the Series ___ Collateral Bonds.

   The Make-Whole Premium, if any, on the Collateral Bonds will be determined by an independent investment banking institution of national standing (the "Investment Banker") selected by the Company. The Investment Bank will first determine the Treasury Rate with respect to any redemption of Collateral Bonds. The Treasury Rate means, with respect to each Collateral Bond to be redeemed, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date (as defined below) of such Collateral Bond, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Collateral Bond and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Collateral Bond, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Collateral Bond is reported in the most recent H.15(519), as published in H.15(519)). "H.15(519)" means Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The "most recent H.15(519)" means the latest H.15(519) which is published prior to the close of business on the third business day prior to the applicable redemption date. The Average Life Date for any Collateral Bond to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Collateral Bond. The Remaining Weighted Average Life of such Collateral Bond with respect to the redemption of such Collateral Bond is the number of days equal to the quotient obtained by dividing (A) the sum of the products obtained by multiplying (1) the amount of each remaining principal payment on such Collateral Bond by (2) the number of days from and including the redemption date, to but excluding the scheduled payment date of such principal payment by (B) the unpaid principal amount of such Collateral Bond.

   To determine the Make-Whole Premium for any Collateral Bond, the Investment Banker then will determine, as of the third business day prior to the redemption date, the sum of the present values of all of the remaining scheduled payments of principal and interest from the redemption date to maturity on such Collateral Bond computed on a semiannual basis by discounting such payments (assuming a 360-day year consisting of twelve 30-day months) using such Treasury Rate. If the sum of these present values of the remaining payments as computed above exceeds the aggregate unpaid principal amount of the Collateral Bond to be redeemed plus any accrued but unpaid interest thereon, the difference will be payable as a premium upon redemption of such Collateral Bonds. If the sum is equal to or less than such principal amount plus accrued interest, there will be no premium payable with respect to such Collateral Bond.

  Procedure for and Notice of Redemption

  If fewer than all of the Collateral Bonds shall be called for redemption, the particular Collateral Bonds or portions thereof to be redeemed shall be selected by the Trustee from the series and in the principal amount designated by Funding Corporation except as otherwise required by the Indenture by prorating, as nearly as practicable, the principal amount of such Collateral Bonds to be redeemed among the Holders of such Collateral Bonds. Any Collateral Bonds and portions of Collateral Bonds selected for redemption which are deemed to be paid in accordance with the provisions of the Indenture will cease to bear interest on the specified redemption date. Notice of redemption shall be given by mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Collateral Bonds to be redeemed (which, if the Collateral Bonds are held in the book-entry only system, will be DTC or a successor depository); provided, however, that failure to duly give such notice by mail, or any defect therein, shall not affect the validity of any proceedings for the redemption of Collateral Bonds as to which there shall have been no such failure or defect.

   With respect to notice of any redemption of the Collateral Bonds, such notice will state that such redemption will be conditional upon the receipt by the Trustee at or prior to the date fixed for such redemption of money sufficient to pay the principal of and premium, if any, and interest on such Collateral Bonds. If such money is not so received, such notice will be of no force and effect, Funding Corporation will not redeem such Collateral Bonds and the Trustee will give notice, in the manner in which the notice of redemption was given, that such money was not so received, and such redemption is not required to be made.

(Indenture,  Article Six; Supplemental Indenture; and  form  of  Collateral
Bond)

Book-Entry Only System

   DTC  will  act as securities depository for the Collateral  Bonds.   The
Collateral Bonds will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee).

   DTC  is  a  limited-purpose trust company organized under the  New  York
Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants (as defined below) and by the New
York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants", and together with the Direct Participants, the "Participants"). The Rules applicable to DTC and its Participants are on file with the SEC.

   Purchases of Collateral Bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the Collateral Bonds on DTC's records. The ownership interest of each actual purchaser of each Collateral Bond ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Collateral Bonds are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners and will be settled in same-day funds. Beneficial Owners will not receive certificates representing their ownership interests in the Collateral Bonds except in the event that use of the book-entry system for the Collateral Bonds is discontinued.

   To facilitate subsequent transfers, all Collateral Bonds deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Collateral Bonds with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Collateral Bonds; DTC's records reflect only the identity of the Direct Participant to whose accounts such Collateral Bonds are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance  of  notices  and  other  communications  by  DTC  to  Direct
Participants, by Direct Participants to Indirect Participants, and by either Direct or Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Redemption notices shall be sent by the Trustee to Cede & Co.

   Neither DTC nor Cede & Co. will consent or vote with respect to Collateral Bonds. Under its usual procedures, DTC mails an Omnibus Proxy to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Collateral Bonds are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Principal, premium, if any, and interest payments on the Collateral Bonds will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participants and not of DTC, the Company, Funding Corporation, the Underwriters or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payment of principal, premium, if any, and interest to DTC is the responsibility of the Trustee on behalf of Funding Corporation, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed, Funding Corporation will issue to Beneficial Owners individual certificated Collateral Bonds representing their ownership interests in Collateral Bonds. In addition, the Company may at any time determine not to have any particular series of Collateral Bonds held in the book-entry only system and, in such event, Funding Corporation will issue to Beneficial Owners individual certificated Collateral Bonds representing their ownership interests in such Collateral Bonds. In any such instance, a Beneficial Owner will be entitled to have such certificated Collateral Bonds registered in its name. Individual certificated Collateral Bonds so issued will be issued as registered Collateral Bonds in denominations of $1,000 or any integral multiple thereof.

   The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be reliable, including DTC, but none of the Company, Funding Corporation, the Underwriters or the Trustee takes responsibility for the accuracy or completeness thereof.

   None of the Company, the Trustee, Funding Corporation, the Underwriters or any agent for payment on or registration of transfer or exchange of the Collateral Bonds will have any responsibility or liability for any aspect of the records relating to or payments made on account of interests of beneficial owners of any Collateral Bond or for maintaining, supervising or reviewing any records relating to such interests.


                        USE OF PROCEEDS

   Proceeds from the issuance of the Collateral Bonds will be used to make loans to the Lessors, to be evidenced by the Pledged Lessor Bonds, in amounts sufficient, together with amounts made available to the Lessors by the Company as rent under the related Leases and, at the option of the Owner Participant, from amounts made available by the Owner Participant as an additional investment, to enable the Lessors to redeem the outstanding Initial Lessor Bonds and to pay certain costs and expenses incurred in connection with the Refinancing.


                          UNDERWRITING

   Subject to the terms and conditions of the Underwriting Agreement among the Company, Funding Corporation and the Underwriters, the Underwriters named below have severally agreed to purchase from Funding Corporation, and Funding Corporation has agreed to sell to the Underwriters, severally, the respective principal amounts of the Collateral Bonds set forth below.

                                           Principal Amount   Principal Amount
                                               of Series         of Series
                                           Collateral Bonds   Collateral Bonds
       Morgan Stanley & Co. Incorporated      $                   $
       Citicorp Securities, Inc.
       Total

   The Underwriting Agreement provides that the several obligations of the Underwriters thereunder are subject to the approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligations is such that they are committed to purchase all of the Collateral Bonds if any are purchased; provided that the Underwriting Agreement provides that under certain circumstances involving a default of Underwriters, less than all of the Collateral Bonds may be purchased.

   The Company has been advised by the several Underwriters that the Underwriters propose to offer the Series Collateral Bonds and the Series Collateral Bonds directly to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession of % of the principal amount of the Series Collateral Bonds and % of the principal amount of the Series Collateral Bonds. The Underwriters may allow, and such dealers may re-allow, a concession not in excess of % of the principal amount of the Series Collateral Bonds and % of the principal amount of the Series Collateral Bonds to certain other dealers. After the initial public offering, the offering prices and other selling terms may be changed.

   The Underwriting Agreement provides that, subject to certain conditions, the Company will indemnify each Underwriter and its controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and will contribute to payments the Underwriters may be required to make in respect thereof.

   The Company does not intend to apply for listing of the Collateral Bonds on a national securities exchange but has been advised by the Underwriters that the Underwriters presently intend to make a market in the Collateral Bonds, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Collateral Bonds, and such market making may be discontinued at any time at the sole discretion of each Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Collateral Bonds.

   From time to time, the Underwriters and/or certain of their affiliates engage in transactions with or perform services for the Company in the ordinary course of business. In addition, an affiliate of Citicorp Securities, Inc. is the Owner Participant.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PROSPECTUS
Subject to Completion
Dated February 29, 1996
                               $322,526,000
                Waterford 3 Secured Lease Obligation Bonds

  The Waterford 3 Secured Lease Obligation Bonds (the "Collateral Bonds") will be issued at one time or from time to time, in one or more series, at prices and on terms to be determined at the time of sale.  The Collateral
  Bonds will be indirectly secured, as described herein, by liens on, and security interests in, certain ownership interests in, and by the Leases relating to, Unit No. 3 (nuclear) of the Waterford Steam Electric Generating Station ("Waterford 3") and will be payable solely from basic rentals and certain other amounts payable under such Leases by

                      Louisiana Power & Light Company

 The Collateral Bonds will be issued by W3A Funding Corporation ("Funding Corporation"), a corporation created for the sole purpose of issuing the
Collateral Bonds as described herein.  Louisiana Power & Light Company (the
 "Company"), as Lessee under each Lease, will be unconditionally obligated to make rental payments in amounts which will be at least sufficient to pay in full, when due, all scheduled payments of principal of and interest on the Collateral Bonds, although the Collateral Bonds will not be direct obligations of, or guaranteed by, the Company. This Prospectus will be supplemented by a prospectus supplement (the "Prospectus Supplement") which will set forth, as applicable, the designation, the aggregate principal amount, rate and time of payment of interest, maturity, purchase price, initial  public offering  price, if any, any  redemption or installment payment provisions and other specific terms of each series of the Collateral Bonds in respect of which this Prospectus is being delivered.

The Collateral Bonds will be secured by a pledge and assignment of certain nonrecourse Lessor Bonds ("Pledged Lessor Bonds") issued by the Lessors under the Lease Indentures described herein. Each Pledged Lessor Bond will be secured by a lien on and security interest in the undivided ownership interest in Waterford 3 of the Lessor which has issued such Pledged Lessor
  Bonds and certain of the rights of such Lessor under its Lease with the Company, including the right to receive the basic rentals and certain other amounts payable by the Company thereunder. (See "Security and Source of Payment for the Collateral Bonds," "Description of the Collateral Bonds and
 the Indenture," "Description of the Lease Indentures" and "Description of
                               the Leases.")

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Collateral Bonds will be sold through an underwriting syndicate including Morgan Stanley & Co. Incorporated and Citicorp Securities, Inc. as set forth in the Prospectus Supplement. The net proceeds from the sale of the Collateral Bonds, and any applicable commissions or discounts, are set forth in the applicable Prospectus Supplement. This Prospectus may not be used to consummate sales of the Collateral Bonds unless accompanied by the Prospectus Supplement.

MORGAN STANLEY & CO. Incorporated    CITICORP SECURITIES, INC.
                    , 199_

   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY OR ANY OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                     AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports include information, as of particular dates, concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities and any material interest of such persons in transactions with the Company. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th floor, New York, New York 10048. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's series of 12.64% Preferred Stock and 9.68% Preferred Stock are listed on the New York Stock Exchange. Reports and other information concerning the Company can be inspected and copied at the office of such Exchange at 20 Broad Street, New York, New York 10005.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed with the SEC pursuant to the Exchange Act are incorporated in this Prospectus by reference:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

   2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

   ln addition, all documents subsequently filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents").

   Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed Incorporated Document or in an accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests should be directed to Christopher T. Screen, P.O. Box 61000, New Orleans, Louisiana 70161, telephone number 504-576-4212. The information relating to the Company contained in this Prospectus and any accompanying Prospectus Supplement does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

   No person has been authorized to give any information or to make any representation not contained in this Prospectus or, with respect to any series of the Collateral Bonds, the Prospectus Supplement relating thereto, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus and any Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

   Neither the delivery of this Prospectus and a Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of that Prospectus Supplement.

                          THE COMPANY

   The Company was incorporated under the laws of the State of Louisiana on October 15, 1974 and is the successor by merger to a predecessor Louisiana Power & Light Company, which was incorporated under the laws of the State of Florida in 1927. The merger of such predecessor corporation into the Company became effective on February 28, 1975. The Company's principal executive office is located at 639 Loyola Avenue, New Orleans, Louisiana 70113. Its telephone number is (504) 576-4000.

   The Company is an electric public utility company with all of its operations in the State of Louisiana. All of the outstanding common stock of the Company is owned by Entergy Corporation ("Entergy"), a Delaware corporation. Entergy is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended. The Company, Arkansas Power & Light Company ("AP&L"), Gulf States Utilities Company ("Gulf States"), Mississippi Power & Light Company ("MP&L") and New Orleans Public Service Inc. ("NOPSI") are the principal operating electric utility subsidiaries of Entergy. Entergy also owns, among other entities, all of the common stock of System Energy Resources, Inc. ("System Energy"), a generating company, and Entergy Operations, Inc., a nuclear management services company that operates Waterford 3 as well as the nuclear units of AP&L, Gulf States and System Energy.

   The Company, AP&L, MP&L and NOPSI own all of the capital stock of System Fuels, Inc., a special purpose company which implements and/or maintains certain programs for the procurement, delivery and storage of fuel supplies for certain Entergy subsidiaries.

   The foregoing information relating to the Company does not purport to be comprehensive and should be read together with the financial statements and other information contained in the Incorporated Documents.


                        USE OF PROCEEDS

   Unless the accompanying Prospectus Supplement provides otherwise, the proceeds of the sale of the Collateral Bonds will be used to make loans to the Lessors, to be evidenced by the Pledged Lessor Bonds, in amounts sufficient, together with amounts made available to the Lessors by the Company as rent under the related Leases and, at the option of the Owner Participant, from amounts made available by the Owner Participant as an additional investment, to enable the Lessors to redeem all the outstanding Initial Lessor Bonds and to pay certain costs and expenses incurred in connection with the Refinancing.

              RATIOS OF EARNINGS TO FIXED CHARGES

   The Company has calculated ratios of earnings to fixed charges pursuant to Item 503 of SEC Regulation S-K as follows:

                                    Twelve Months Ended
                                       DecembeR 31,            September 30,
                               1990    1991    1992   1993  1994   1995
Ratio of Earnings to Fixed     2.32    2.40    2.79   3.06  2.91   3.26
Charges


              THE TRANSACTIONS AND THE REFINANCING

   On September 28, 1989, the Company sold, for an aggregate purchase price of $353,600,000, and leased back, on a long-term net lease basis, three undivided portions of its 100% ownership interest in Unit 3 in three substantially identical, but entirely separate, Transactions, each such Transaction being documented separately. Such Undivided Interests, which represent, in the aggregate, approximately a 10.5% interest in Unit 3 (which is equivalent on a cost basis to approximately a 9.3% interest in Waterford 3), were sold to First National Bank of Commerce, New Orleans, Louisiana, as Owner Trustee under each of three separate trust agreements (each such agreement with an institutional investor as an Owner Participant) and as Lessor under each of three separate leases with the Company. Unit 3 excludes certain transmission, pollution control and other facilities included in Waterford 3. At the end of the terms of the Leases and assuming the Company does not exercise any of its purchase options under any Lease, the Lessors, together, as owners of the Undivided
Interests, will be entitled to approximately 10.5% of the capacity and energy produced by Waterford 3; prior to such time such capacity and energy remain available to the Company. After the term of a Lease, any person (including a Lessor) other than the Company which has possession of the related Undivided Interest would be required to compensate the Company for the use of certain of such excluded facilities, at such levels that the sum of such compensation (discounted to present value, where appropriate) and the fair market value of such Undivided Interest, as of the end of the term of such Lease, would approximate the fair market value, determined as of such time, of an undivided ownership interest in Waterford 3 equal to such person's entitlement share of the capacity of Waterford 3.

   Approximately 87.7% of the aggregate consideration paid by the Lessors for their respective interests in Unit 3 was provided to the Lessors from the issuance and sale of the Waterford 3 Secured Lease Obligation Bonds (the "Initial Lessor Bonds") in 1989. The balance of such consideration was contributed to the Lessors by the Owner Participant. As of January 30, 1996, the outstanding Initial Lessor Bonds consist of (i) $77,840,000 aggregate principal amount of 10.30% Series A due January 2, 2005, $38,922,000 aggregate principal amount of 10.30% Series B due January 2, 2005 and $20,861,000 aggregate principal amount of 10.30% Series C due January 2, 2005, and (ii) $95,896,000 aggregate principal amount of 10.67% Series A due January 2, 2017, $47,949,000 aggregate principal amount of 10.67% Series B due January 2, 2017 and $25,700,000 aggregate principal amount of 10.67% Series C due January 2, 2017.

  The Company has determined, in light of prevailing economic and financial circumstances, to exercise its option pursuant to the Participation Agreements to request the respective Lessors to refinance the Initial Lessor Bonds which are currently outstanding (the "Refinancing"). The Lessors will obtain the funds required to redeem the Initial Lessor Bonds and to pay related expenses from non-recourse borrowings by them from Funding Corporation and from rent payments which the Company has agreed to make under the Leases with such Lessors and, at the option of the Owner Participant, from amounts made available from the Owner Participant as an additional investment. The loans by Funding Corporation to each Lessor will be evidenced by one or more new series of Lessor Bonds (the "Pledged Lessor Bonds") issued by such Lessor to Funding Corporation under the related Lease Indenture. The Pledged Lessor Bonds of each Lessor will be secured by, among other things, the basic rentals and certain other payments which the Company is obligated to make under the relevant Lease. Funding Corporation will obtain the funds to enable it to make the loans to the Lessors through the offer and sale of the Collateral Bonds. (See "Security and Source of Payment for the Collateral Bonds" and "Use of Proceeds.")

      FLOW OF FUNDS FOR DEBT SERVICE PAYMENTS ON THE COLLATERAL BONDS


LOUISIANA POWER & LIGHT COMPANY
         (LESSEE)

                Rental Payments Due
                  Under the Leases
                 (Assigned by the
                  Owner Trustees)

        LEASE
      INDENTURE
       TRUSTEES

                Debt Service for                Rent Payments
                the Pledged Lessor               in Excess of
                    Bonds                       Debt Service


   TRUSTEE FOR THE COLLATERAL BONDS
(Issued by W3A Funding Corporation)

                Debt Service for
                the Collateral Bonds


COLLATERAL BONDHOLDERS                             OWNER
                                                 TRUSTEES
                                                 (LESSORS)
                                                         Rental Payments
                                                         in Excess of
                                                         Debt Service




                                      OWNER
                                      PARTICIPANT

 See "Security and Source of Payment for the Collateral Bonds."

    SECURITY AND SOURCE OF PAYMENT FOR THE COLLATERAL BONDS

   Concurrently with the initial authentication and delivery of the Collateral Bonds of each series, Funding Corporation will cause to be delivered to the Trustee Pledged Lessor Bonds (a) issued as separate series under the Lease Indentures, (b) payable as to principal on such dates and in such amounts that on the stated maturity of principal and each sinking fund redemption date or principal installment payment date of such Collateral Bonds there shall be payable on the Pledged Lessor Bonds an amount in respect of principal equal to the principal amount of such
Collateral Bonds then to mature or to be payable in installments of principal or be redeemed, (c) bearing interest at the same rate and payable at the same times as the corresponding Collateral Bonds of such series, (d) containing provisions for redemption, including redemption premiums, correlative to the provisions for redemption (other than pursuant to a sinking fund) of the corresponding Collateral Bonds of such series and (e) registered in the name of the Trustee. (Indenture, Section 2.03)

   The Pledged Lessor Bonds, which will be without recourse to the general credit of the related Owner Trustee and the Owner Participant and will not be direct obligations of, or guaranteed by, the Company, will be payable from and secured by, among other things, a lien on and security interest in the related Undivided Interest, and, subject to certain exceptions, the rights of the Owner Trustee under the related Lease, including the right to receive all basic rentals and certain other payments to be made by the Company (subject in each case to certain permitted liens). Excluded from the Lease Indenture Estate are any and all Excepted Payments and certain other rights. The Leases provide that basic rent payments to be made by the Company be calculated in such amounts as will be sufficient to provide for the payment, when due, of scheduled payments of principal of and interest on all of the related Lessor Bonds. (See "Description of the Leases _ Term and Rentals.") Each Lease is a net lease pursuant to which the Company will be unconditionally obligated to make all payments thereunder. (See "Description of the Leases _ Net Lease.") If a Lease Event of Default shall have occurred and be continuing under any Lease, remedies under such Lease may be exercised as described in "Description of the Leases _ Remedies."

   If a Lease Indenture Event of Default shall have occurred and be continuing, remedies may be exercised as described under "Description of the Lease Indentures _ Notice; Waiver; Acceleration and Remedies." If a Lease Indenture Event of Default shall have occurred and be continuing at a time when there shall not have occurred and be continuing a Lease Event of Default under the related Lease, the exercise of such remedies may not disturb the Company's quiet use and possession of the related Undivided Interest or require prepayment of basic rent, Casualty Value or Special Casualty Value under such Lease.

   In certain instances, the Company, or the Company and an Affiliate thereof jointly, may elect or may be required to assume the obligations of the Owner Trustee under the related Lease Indenture and on all or a portion of the related Lessor Bonds (see "Description of the Lease Indentures_Assumption by the Company"). Upon such an assumption, the Owner Trustee would be released from its obligations under such Lease Indenture and on the related Lessor Bonds. In such case, the Holders of such Lessor Bonds would retain the benefit under the related Lease Indenture of the Lien on and security interest in the related Undivided Interest, and the obligation to make payments on such Lessor Bonds would become a direct obligation of the Company, or the Company and an Affiliate thereof, as the case may be.

   Subject to certain conditions, additional Collateral Bonds may be issued under the Indenture (a) for the purpose of redeeming all or any part of any series of Collateral Bonds previously issued under such Indenture, including the Collateral Bonds issued in connection with the Refinancing, and of providing funds for the payment of certain expenses incurred in connection with the issuance of such additional Securities and (b) to provide funds for all or a portion of certain alterations, modifications, additions or capital improvements to Unit 3, subject to certain limitations. All additional Collateral Bonds issued under the Indenture will be secured equally, together with the Collateral Bonds issued in connection with the Refinancing, by all Lessor Bonds pledged by Funding Corporation to the Trustee.

   The  Company has issued a new series of first mortgage bonds  under  its first mortgage bond indenture to secure the payment to the Owner Participant of the equity portion of amounts payable by the Company under the respective Leases and other transaction documents. If prior to maturity of such first mortgage bonds, there shall have occurred an Event of Loss, Deemed Loss Event, Financial Event or Lease Event of Default in respect of which the Lessee shall be obligated to prepay all or any portion of the principal of the promissory note which was issued by the Company to the Owner Participant as a condition to the issuance of the Initial Lessor Bonds, then such first mortgage bonds shall be redeemed, on the date such prepayment is to be made, in a principal amount equal to the portion of the principal of the promissory note then to be prepaid. Neither the holders of the Lessor Bonds (including the Trustee, as holder of the Pledged Lessor Bonds) nor the Holders of the Collateral Bonds are entitled to the benefit of any such financial support. (See "Other Agreements _ Participation Agreement.")

    If the Company were to enter into bankruptcy or reorganization proceedings, the Company or its bankruptcy trustee could reject any Lease. In such event, there could be no assurance that the amount of any claim for damages under such Lease would be allowed in amounts sufficient to provide for the repayment of the related Collateral Bonds. Under Section 502(b)(6) of the United States Bankruptcy Code, as amended, a claim by a lessor for damages resulting from the rejection of a lease of real property in connection with bankruptcy proceedings affecting the lessee may be limited to an amount equal to the rent reserved under the lease, without acceleration, for the greater of 1 year or 15 percent (but not more than 3 years) of the remaining term of the lease, plus rent already due but unpaid. Although there can be no assurances, Louisiana counsel to the Company believes that it is likely that a bankruptcy court would find much of the property covered by the Leases to be real property. If such property were held to constitute personal property, the above limitation would not apply. In any case, rejection of any Lease by the Company or its bankruptcy trustee would not deprive the related Indenture Trustee of its lien on and security interest in the related Undivided Interest. Rejection of any Lease would deprive the Company of the benefit of the related Undivided Interest and any revenues which could be derived from the sale of the output thereof.

   If the Owner Participant or any Lessor becomes subject to bankruptcy or reorganization proceedings and, by reason of such proceedings, the Owner Participant or any Lessor is held to have recourse liability to the Holder of any Lessor Bond or the related Lease Indenture Trustee, and such Holder or the related Lease Indenture Trustee actually receives payment on account of such recourse liability, such Holder or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Participant or any Lessor, as appropriate, any amount of such payment which exceeds the amount which would have been received on or prior to the date of such payment by such Holder or the Indenture Trustee if the Owner Participant or the Lessor had not become subject to such recourse liability. (Participation Agreement, Section 20(f))

   For further information with respect to the source of payment for the Collateral Bonds, the Indenture and the Lease Indentures relating to the Lessor Bonds, see "Description of the Collateral Bonds and the Indenture" and "Description of the Lease Indentures."


                    W3A FUNDING CORPORATION

   Funding  Corporation was incorporated under the laws  of  the  state  of
Delaware for the purpose of facilitating the Refinancing and has only nominal equity capital. The only business of Funding Corporation will be the issuance and sale of the Collateral Bonds and the lending of the proceeds therefrom. (See "Use of Proceeds.") Funding Corporation may (but is not required to) make loans in connection with any significant capital improvements which may be installed at Unit 3 from time to time. The assets of Funding Corporation will consist of any Lessor Bonds issued by the Lessors to Funding Corporation from time to time and $1,000 in cash, representing the equity capital contributed by its sole shareholder, NCR Holding, Inc., which is a wholly-owned subsidiary of NCR Corporate Research, Ltd. None of the Company, any Lessor or the Owner Participant holds any ownership interest in Funding Corporation, NCR Holding, Inc. or NCR Corporate Research, Ltd., and no person affiliated with the Company, any Lessor or the Owner Participant is an officer, director or employee of any such entity.


     DESCRIPTION OF THE COLLATERAL BONDS AND THE INDENTURE

     The statements contained under this caption are intended to briefly summarize the Collateral Bonds; they do not purport to be complete and are qualified in their entirety by reference to the Indenture, a copy of the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. A Prospectus Supplement will describe the following terms of the series of Collateral Bonds to be issued: (1) the designation of each series of the Collateral Bonds; (2) the aggregate principal amount of each series; (3) the date on which each series will mature; (4) the rate at which each series will bear interest and the date from which such interest accrues; (5) the dates on which interest will be payable; and (6) the prices, terms and conditions upon which each series may be redeemed by the Company prior to maturity or upon which installment payments of principal will become due and payable.

General

     The Collateral Bonds are to be issued under the Collateral Trust Indenture (the "Indenture") among Funding Corporation, the Company and Bankers Trust Company, as Trustee, as supplemented by one or more Supplemental Indentures, among such parties.

     Unless otherwise indicated in a Prospectus Supplement, the Collateral Bonds will be issued in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. Collateral Bonds may be surrendered for registration of transfer or exchange for Collateral Bonds of the same series and maturity at the corporate trust office of Bankers Trust Company, registrar and paying agent for the Collateral Bonds, in New York, New York. The Trustee shall not be required to register the transfer or exchange of any Collateral Bonds called for redemption or during a period of 15 days preceding a mailing of notice of redemption. No service charge will be required of any Bondholder participating in any transfer or exchange of Collateral Bonds in respect of such transfer or exchange, but, with certain exceptions, payment may be required of any tax or other governmental charges that may be imposed in connection therewith. (Indenture, Sections 2.05 and 2.08)

Additional Securities

      The Indenture provides that the aggregate principal amount of Securities (including the Collateral Bonds) which may be issued thereunder is unlimited, provided that at least an equal aggregate principal amount of Lessor Bonds must be pledged as security under the Indenture in support of the payment of such Securities. A separate Supplemental Indenture will be entered into among Funding Corporation, the Company and the Trustee establishing the designation, interest rate, sinking fund, installment payments of principal and redemption provisions, if any, and other specific terms of any particular series of Securities. (Indenture, Section 2.03) Any additional series of Securities will be secured pari passu with the Collateral Bonds by the Pledged Lessor Bonds. (Indenture, Granting Clauses)

Merger, Consolidation and Transfer of Assets by Funding Corporation

     The certificate of incorporation of Funding Corporation provides that Funding Corporation will not (a) dissolve or liquidate, in whole or in part, or (b) merge into or consolidate with, or sell all or any part of its assets to, any person, firm, corporation, partnership or other entity unless the acquiring entity or the surviving corporation, as the case may be, has a certificate of incorporation containing provisions identical to those of Funding Corporation's certificate of incorporation restricting the nature of its business and purposes and its ability to take certain action and, in the case of a sale of assets, the acquiring entity shall have assumed all the liabilities and obligations of Funding Corporation. In addition, Funding Corporation has agreed in the Indenture that it will not amend those provisions of its certificate of incorporation that restrict the nature of its business, purposes and activities and that provide for its capitalization. (Indenture, Section 5.08)

Events of Default

    The following will be Events of Default under the Indenture:

  (a) failure to pay any interest on any Security when it becomes due and payable, and the continuation of such failure for a period of 10 days; or

  (b) failure to pay any principal of or premium, if any, on any Security when it becomes due and payable, whether at its stated maturity of principal, on any applicable redemption date or any principal installment payment date or at any other time, and the continuation of such failure for a period of 10 days; or

  (c) failure on the part of either Funding Corporation or the Company to perform or observe any covenant or agreement in the Indenture to be performed or observed by it, and the continuation of such failure for a period of 30 days after notice has been given to Funding Corporation or the Company, as the case may be, by the Trustee, or to the Company or Funding Corporation, as the case may be, and the Trustee by the Holders of at least 25% in principal amount of the outstanding Securities, specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; provided, however, that the continuation of such failure for a period of 30 days or more after such notice has been so given (but in no event for a period which is greater than one year after such notice has been given) shall not constitute an Event of Default if (i) such failure can be remedied but cannot be remedied within such 30 days; (ii) the Company or Funding Corporation, as the case may be, is diligent in pursuing a remedy of such failure and (iii) such failure does not impair in any respect the lien and security interest created by the Indenture; or

  (d) the occurrence of any Lease Indenture Event of Default; or

  (e) the entry of a decree or order by a court having jurisdiction in the premises adjudging Funding Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Funding Corporation under the U.S. Bankruptcy Code or any other applicable federal or state law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Funding Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuation of any such decree or order unstayed and in effect for a period of 75 consecutive days; or

  (f) the institution by Funding Corporation of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the institution of bankruptcy of insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other applicable federal or state law or law of the District of Columbia, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Funding Corporation or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Funding Corporation in furtherance of any such action.

(Indenture, Section 8.01)

     The Company and Funding Corporation must file an annual certificate with the Trustee as to compliance with the provisions of the Indenture. (Indenture, Section 5.09)

     Funding Corporation has agreed in the Indenture that it will not take certain corporate action which could result in its being declared bankrupt or insolvent. (Indenture, Section 5.08) The Company, the Lessors, the Owner Participant and the Lease Indenture Trustees have each agreed in the Participation Agreements that none of them will file, or participate in the filing of, a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of Funding Corporation prior to the 181st day following the payment in full of the Collateral Bonds and discharge of the Indenture. (Participation Agreement, Sections 6(b), 7(b), 8(b) and 9(b))

Acceleration and Remedies

    Upon the occurrence and continuance of an Event of Default, (i) if such Event of Default is of the type specified in clause (a), (b), (c), (e) or
(f) of the first paragraph under "Events of Default" above, the Trustee may and, upon the direction of the Holders of not less than a majority in principal amount of the Securities outstanding the Trustee shall, and (ii) if such Event of Default is of the type specified in clause (d) of the first paragraph under "Events of Default" above (including without limitation a Lease Event of Default which has resulted in a default of the type specified in clause (a) or (b) of such paragraph) under circumstances in which there has been an acceleration of a maturity of the related Pledged Lessor Bonds, the Trustee shall, declare all the Securities to be immediately due and payable; provided that no such declaration will be made (and the Trustee will not take action to sell any property pledged to it under the Indenture or to institute proceedings for payment on any Securities or Pledged Lessor Bonds) in the case of a payment default of the type specified in clause (a) or (b) of such paragraph which resulted directly from a failure by the Company to make any payment of rent under a Lease until such time as the Lessor under such Lease has been given the opportunity to exercise its rights, if any, to cure such default under the related Lease Indenture. (See "Description of the Lease Indentures - Rights of Lessor to Cure and Purchase Lessor Bonds.") (Indenture, Section 8.02)

    In addition, upon the occurrence of a Lease Indenture Event of Default, Lease Indenture Default, Event of Loss, Deemed Loss Event or Financial Event, if an officer of the Trustee has actual knowledge thereof, the Trustee will give notice to all Holders of such fact in accordance with the provisions of the Indenture and thereafter each Holder will have the right to direct the Trustee, as the holder of the Pledged Lessor Bonds issued under such Lease Indenture, to vote the principal amount of such Pledged Lessor Bonds in proportion to the principal amount of Securities owned by such Holder, or to direct the related Lease Indenture Trustee to take such action, or refrain from taking such action, as it is permitted to take under the terms of the related Lease Indenture. Under each Lease Indenture, directions given to the Lease Indenture Trustee as described in the preceding sentence will be dictated by (x) in the case of a Lease Indenture Event of Default or a Lease Indenture Default, the holders of no less than a majority in aggregate principal amount of the outstanding Lessor Bonds of all series (considered as one class) and (y) in the case of an Event of Loss, Deemed Loss Event or Financial Event, the holders of not less than 5% in aggregate principal amount of the outstanding Lessor Bonds of all series (considered as one class), which, in either case, will mean, until such time, if any, as additional Lessor Bonds are issued under such Lease Indenture, the Holders of not less than a majority or 5% respectively in aggregate principal amount of the Collateral Bonds outstanding as a result of the pass-through voting mechanism described above. (Indenture, Section 3.03; Lease Indenture, Sections 2.16 and 7.07)

     With certain exceptions, the request of the Holders of not less than a majority in aggregate principal amount of Securities outstanding will be necessary to require the Trustee to exercise any remedy under the Indenture. (Indenture, Section 8.07) The Trustee will be entitled to receive reasonable indemnity and under certain circumstances is not required to act. (Indenture, Section 9.03) In addition, no Holder shall have any right to pursue any remedy under the Indenture unless the Trustee shall have been given written notice of an Event of Default, the Holders of at least 25% in principal amount of all Securities then outstanding shall have requested the Trustee to pursue a remedy, the Trustee shall have been offered satisfactory indemnity, the Trustee shall have failed to comply with such request within 60 days after receipt of such request and the Trustee shall not have received during such 60 day period any direction inconsistent with such request from Holders of a majority in principal amount of outstanding Securities. (Indenture, Section 8.09)

Voting of Lessor Bonds

    The Trustee, as holder of the Pledged Lessor Bonds, will have the right to vote and give consents and waivers in respect of such Pledged Lessor Bonds and the Lease Indentures only as described below. The Holders of the Securities may instruct the Trustee as to action by the Trustee, as holder of the Pledged Lessor Bonds, under any Lease Indenture, including the voting of Pledged Lessor Bonds. Upon receiving from Holders any directions as to the taking of any action, including the voting of any Pledged Lessor Bond, the Trustee shall specify to the related Lease Indenture Trustee the principal amount of the Pledged Lessor Bonds which is in favor of the action or vote, the principal amount of the Pledged Lessor Bonds which is opposed to the action or vote and the principal amount of the Pledged Lessor Bonds which is not taking any position as to the action or vote. Such principal amounts shall be determined by allocating to the total principal amounts of the Pledged Lessor Bonds with respect to which direction is to be given the proportionate principal amount of Securities taking corresponding positions or not taking any position, based on the aggregate principal amount of outstanding Securities. (Indenture, Section 3.03) Because the Lease Indentures permit additional Lessor Bonds to be issued and secured thereunder, and do not require that such additional Lessor Bonds be issued only to Funding Corporation, it is possible that at some future time the Pledged Lessor Bonds would not constitute a majority of the Lessor Bonds issued and outstanding under the Lease Indentures. (See "Description of the Lease Indentures - Additional Lessor Bonds.")

Supplemental Indenture

     Without  the  consent  of  the  Holders  of  any  Securities,  Funding
Corporation, the Company and the Trustee may enter into supplemental indentures for the following purposes:

  (a) to establish the form and terms of any series of Securities;

  (b) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company contained in the Indenture, or to evidence the succession of another corporation to Funding Corporation, and the assumption by any such successor of the covenants of Funding Corporation contained in the Indenture and in the Securities;

  (c) to evidence the succession of a new trustee or the appointment of a co-trustee or a separate trustee under the Indenture;

  (d) to add to the covenants of Funding Corporation or of the Company, for the benefit of the Holders of the Securities, or to evidence the surrender of any right or power conferred in the Indenture upon Funding Corporation or the Company;

  (e) to convey, transfer and assign to the Trustee, and to subject to the lien of the Indenture, additional Pledged Lessor Bonds or additional properties or assets, and to correct or amplify the description of any property at any time subject to the lien of the Indenture or to assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of the Indenture;

  (f) to permit or facilitate the issuance of Securities in uncertificated form;

  (g) to change or eliminate any provision of the Indenture; provided, however, that if such change or elimination will adversely affect the interests of the Holders of Securities of any series, such change or elimination will become effective with respect to such series only when no Security of such series remains outstanding; or

  (h) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interest of the Holders of the Securities in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect at the date of the execution and delivery of the Indenture or at any time thereafter shall be amended and

  (x) if any such amendment shall require one or more changes to any provisions of the Indenture or the inclusion in the Indenture of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, or

  (y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions of the Indenture which, at the date of the execution and delivery of the Indenture or at any time thereafter, are required by the Trust Indenture Act to be contained in the Indenture or are contained in the Indenture to reflect any provisions of the Trust Indenture Act as in effect on such date, the Indenture shall be deemed to have been amended to conform to such amendment to the Trust Indenture Act or to effect such changes or elimination, and Funding Corporation, the Company and the Trustee may, without the consent of any Holders, enter into a supplemental indenture to evidence such amendment. (Indenture, Section 11.01)

     With the consent of the Holders of not less than a majority in aggregate principal amount of all Securities then outstanding considered as one class, Funding Corporation, the Company and the Trustee may enter into supplemental indentures for any purpose; provided that if there is more than one series of Securities outstanding and if a proposed supplemental indenture directly affects the Holders of at least one, but not all, of such series, then only the consent of a majority in aggregate principal amount of the Holders of the directly affected series of Securities will be required; and provided, further, that without the consent of the Holders of all the Securities then outstanding directly affected thereby no such supplemental indenture may:

  (a) change the stated maturity of the principal of, or any installment of interest on, or the maturity date of any installment of principal of, or the dates or circumstances of payment of premium, if any, on any Security or reduce the principal amount of, or the interest on, or any premiums payable upon any redemption of, any Security or change the place of payment where, or the coin or currency in which, any Security or the premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or such payment of premium, if any, on or after the date such premium becomes due and payable or change the dates or amounts of payments to be made through the operation of a sinking fund (if any) or through installment payments of principal (if any) in respect of such Securities;

  (b) permit the creation of any lien prior or, except with respect to additional Securities issued in accordance with the Indenture, equal to the lien of the Indenture with respect to any of the Pledged Lessor Bonds, terminate the lien of the Indenture on the Pledged Lessor Bonds (except as permitted by the Indenture) or deprive any Holder of the security afforded by the Indenture;

  (c) reduce the percentage in principal amount of the Securities the consent of whose Holders is required for any supplemental indenture or the consent of whose Holders is required for any waiver provided for in the Indenture or reduce the requirements of the Indenture relating to (1) a quorum for meetings of Holders or (2) action taken by Holders pursuant to the Indenture at meetings thereof; or

  (d) modify any of the above provisions or the provisions of the Indenture dealing with waivers of past defaults, except to increase the percentage of the Holders whose consent is required for certain action or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders affected thereby.

(Indenture, Section 11.02)

   Without the consent of the Holders of any Securities, the Trustee may join in the execution of amendments of or supplements to, or waivers of the provisions of, the Participation Agreement.

Defeasance

     Securities of any series, or any portion of the principal amount thereof, will, prior to the maturity thereof, be deemed to have been paid for purposes of the Indenture (except as to any surviving rights of registration of transfer or exchange expressly provided for in the Indenture), and the entire indebtedness of Funding Corporation in respect thereof will be deemed to have been satisfied and discharged, if (a) there shall have been irrevocably deposited with the Trustee, in trust, money in an amount which will be sufficient to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof on and prior to the stated maturity of principal or redemption date or (b) the Pledged Lessor Bonds of the corresponding series are deemed to have been paid in accordance with the Lease Indenture or Lease Indentures under which such Pledged Lessor Bonds were issued. (Indenture, Section 12.01) (See also "Description of the Lease Indentures
- Defeasance.")

     It  is  possible  that  for federal income tax  purposes  any  deposit contemplated in the preceding paragraph or any deeming of the Pledged Lessor Bonds to have been paid as contemplated in such paragraph could be treated as a taxable exchange of the related Collateral Bonds for an issue of obligations of a trust or a direct interest in the cash and securities held in a trust. In that case, Holders of such Collateral Bonds would recognize gain or loss as if the trust obligations or the cash or securities deposited or deemed paid, as the case may be, had actually been received by them in exchange for their Collateral Bonds. Such gain or loss, generally, would be capital in nature to Holders for whom the Collateral Bonds are held as capital assets and any deductions for losses would be subject to certain limitations. Such Holders would be required to include in income a share of the income, gain or loss of the trust or the income from the securities held in trust, as the case may be, in the taxable year in which such event occurs. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Neither the Company nor Funding Corporation has any obligation to obtain a revenue ruling or other authority as to the absence of adverse tax consequences arising from any such event. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

The Trustee

     Bankers Trust Company will act as Trustee under the Indenture. As of the date of the issuance of the Collateral Bonds, Bankers Trust Company will also be Lease Indenture Trustee under each of the Lease Indentures entered into in connection with the Transactions.


              DESCRIPTION OF THE LEASE INDENTURES

   The statements made under this caption are intended to summarize the Lease Indentures as they relate to the Lessor Bonds; they do not purport to be complete and are qualified in their entirety by reference to the Lease Indentures, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Lease Indenture is an entirely separate indenture but contains substantially the same terms and provisions as each other Lease Indenture. Unless the context requires otherwise, in the following summary references to the Lease Indenture, the Lease Indenture Estate, the Lease, the Lessor, the Owner Participant, the Owner Trustee, the Lessor Bonds and the Pledged Lessor Bonds relate to each Lease Indenture.

General

   Lessor Bonds (including the Initial Lessor Bonds, Pledged Lessor Bonds and other Lessor Bonds) may be issued under the Lease Indentures. The Pledged Lessor Bonds will, at the direction of Funding Corporation, be pledged and assigned to the Trustee for the benefit of the Holders of the Securities (including the Collateral Bonds).

Lease Indenture Events of Default

  The following are Lease Indenture Events of Default:

  (a) any Lease Event of Default described in the following clauses of the first paragraph in "Description of the Leases _ Lease Events of Default":
  (i) clause (a)(x), except a failure of the Company to pay an amount which constitutes an Excepted Payment or except in the case of a default in the payment of Casualty Value, Special Casualty Value, or the payment of the equity portion of Casualty Value or Special Casualty Value, where the Owner Trustee has not rescinded or terminated the Lease or (ii) clause
  (e) or (g);

  (b) the rescission or termination of, or the taking of action by the Owner Trustee or the Owner Participant, the effect of which would be to rescind or terminate, the Lease;

  (c) the exercise by the Owner Trustee or the Owner Participant of certain remedies under the Lease, as a result of which the Company would be obligated to pay liquidated damages, prior to the occurrence of any of the events set forth in clause (b) above;

  (d) any assignment, sublease or transfer by the Company of the Lease and the other transaction documents in violation of the terms thereof;

  (e) breach by the Company of the provisions of the related Participation Agreement relating to the maintenance of its corporate existence and relating to a merger by the Company into or consolidation of the Company with another entity or the sale or transfer of all or substantially all of the Company's assets by the Company (see "Other Agreements _ Participation Agreement");

  (f)(x) failure by the Owner Trustee to make any payment in respect of the principal of or premium, if any, or interest on the Lessor Bonds within five business days after the same shall have become due (other than by virtue of any failure by the Company to make any payment of rent therefor); or (y) following the actual receipt by the Owner Participant of proceeds of a partial draw upon a letter of credit in excess of the amounts due to the Owner Participant at the time of such partial draw, failure of such Owner Participant to cause such excess proceeds to be delivered to the Lease Indenture Trustee within five business days after the actual receipt of such proceeds;

  (g)(x) failure by the Owner Trustee to perform or observe any covenant or agreement in the Lease Indenture to be performed or observed by it (other than any failure by the Owner Trustee to pay or cause to be paid any payment of the principal of or premium, if any, or interest on the Lessor Bonds when due), or (y) failure by the Owner Participant to observe its covenant in the Participation Agreement not to create certain liens on the Lease Indenture Estate or the trust estate and, in either case, the continuation of such failure for a period of 30 days after notice thereof has been given to the Owner Trustee, the Owner Participant and the Company by the Lease Indenture Trustee or to the Lease Indenture Trustee, the Company, the Owner Trustee and the Owner Participant by the Holders of at least 25% in aggregate principal amount of the outstanding Lessor Bonds of all series, considered as one class; provided, however, that the continuation of such failure for a period of 30 days or more after such notice has been so given (but in no event for a period which is greater than one year after such notice has been given) shall not constitute a Lease Indenture Event of Default if (i) such failure can be remedied but cannot be remedied within such 30 days, (ii) the Owner Trustee or the Owner Participant, as the case may be, is diligently pursuing a remedy of such failure and (iii) such failure does not impair in any material respect the mortgage and security interest created by the Lease Indenture;

  (h)    any  representation or warranty made by the Owner Trustee  in  the
  Participation Agreement, or any representation or warranty made by the Owner Participant in the Participation Agreement concerning liens against the trust estate or the Lease Indenture Estate as a result of claims against the Owner Participant unrelated to the Transactions shall prove to have been incorrect in any material respect when such representation or warranty was made or given and remains materially incorrect at the time of discovery; provided, however, that such failure of such representation or warranty to be correct shall not constitute a Lease Indenture Event of Default if (i) the facts or circumstances making such representation or warranty incorrect can be remedied or changed so that such representation or warranty will henceforth be correct in all material respects, (ii) the Owner Trustee or the Owner Participant, as the case may be, is diligently pursuing such a remedy or change, (iii) such remedy or change is, in fact, accomplished within a period of one year from the time that the Owner Trustee or the Owner Participant, as the case may be, has been notified of such misrepresentation or breach of warranty and (iv) such facts or circumstances do not impair in any material respect the mortgage and security interest created by the Lease Indenture;

  (i)(x) the Owner Trustee shall file any petition for dissolution or liquidation of the trust created by the trust agreement or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or subsequently in effect, or the Owner Trustee shall have consented to the entry of an order for relief with respect to the trust in an involuntary case under any such law, or a receiver, custodian or trustee (or other similar official) shall be appointed for the Owner Trustee or shall take possession of any substantial part of its property (other than at the instance of the Lease Indenture Trustee or the Holders of Lessor Bonds), or the Owner Trustee shall make a general assignment for the benefit of the trust's creditors, or shall enter into an agreement of composition with the trust's creditors; or (y) there shall be filed (other than at the instance of the Lease Indenture Trustee or the Holders of Lessor Bonds) against the Owner Trustee an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within 60 days after the date of the filing of the petition, or there shall be filed (other than at the instance of the Lease Indenture Trustee or the Holders of Lessor Bonds) under any Federal or state law relating to bankruptcy, insolvency or relief of debtors any petition against the Owner Trustee for reorganization, composition, extension or arrangement with creditors which either (i) results in a finding or adjudication of insolvency of the Owner Trustee or (ii) is not dismissed within 60 days after the date of the filing of such petition;

  (j)(x) the Owner Participant shall file any petition for dissolution or liquidation of the Owner Participant, or shall commence a voluntary case, under any applicable bankruptcy, insolvency or other similar law now or subsequently in effect, or the Owner Participant shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall fail generally to pay its debts as such debts become due (within the meaning of the United States Bankruptcy Code, as amended), or a receiver, custodian or trustee (or other similar official) shall be appointed for the Owner Participant or shall take possession of any substantial part of its property, or the Owner Participant shall make a general assignment for the benefit of its creditors, or shall enter into an agreement of composition with its creditors; or (y) there shall be filed against the Owner Participant an involuntary petition in bankruptcy which results in an order for relief being entered or, notwithstanding that an order for relief has not been entered, the petition is not dismissed within 60 days after the date of the filing of the petition, or there shall be filed under any Federal or state law relating to bankruptcy, insolvency or relief of debtors any petition against the Owner Participant for reorganization, composition, extension or arrangement with creditors which either (i) results in a finding or adjudication of insolvency of the Owner Participant or (ii) is not dismissed within 60 days after the filing of such petition and any such event materially adversely affects the Holders of the Lessor Bonds; or

  (k) after a Special Transfer has been effected and amounts payable to the Owner Participant have been paid in full in accordance with the Participation Agreement, any violation or breach of any covenant of the Company concerning the Company's continuing obligation to pay rent under the Lease or concerning its obligation to effectuate and evidence an assumption as described in "Description of the Lease Indentures_Assumption by the Company."

(Lease Indenture, Section 7.01)

Notice; Waiver; Acceleration and Remedies

   The Lease Indenture Trustee, if it has knowledge of any Lease Indenture Default or Lease Indenture Event of Default, is required to give notice thereof (unless such Lease Indenture Default or Lease Indenture Event of Default shall have been waived or cured) within 90 days thereof in writing to the Holders of the outstanding Lessor Bonds of all series, the Owner Trustee, the Owner Participant and the Company; provided that, except in the case of a default in the payment of principal of or premium, if any, or interest on any Lessor Bond, the Lease Indenture Trustee will be protected in withholding such notice if in good faith it determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of a Lease Indenture Event of Default specified in clause (g) above, no such notice will be given until at least 30 days after the occurrence thereof. In the event the Lease Indenture Trustee has knowledge of an Event of Loss, Deemed Loss Event or Financial Event, the Lease Indenture Trustee shall give prompt notice thereof, and in any event, within 90 days after occurrence thereof, to the Holders of the outstanding Lessor Bonds. (Lease Indenture, Section 8.02) For all purposes of the Lease Indenture, in the absence of actual knowledge of a Responsible Officer of the Lease Indenture Trustee, the Lease Indenture Trustee will not be deemed to have knowledge of any Lease Indenture Default or Lease Indenture Event of Default (except the failure of the Company to pay any installment of basic rent within 5 business days after the same has become due) unless notified thereof in writing by any Holder, the Owner Trustee, the Owner Participant or the Company. (Lease Indenture, Section 8.03)

   The Holders of a majority in aggregate principal amount of the outstanding Lessor Bonds of all series, considered as one class, may on behalf of the Holders of all Lessor Bonds of all series waive any past Lease Indenture Default or Lease Indenture Event of Default and its consequences, except that only the Holders of all Lessor Bonds affected thereby may waive a Lease Indenture Default or Lease Indenture Event of Default (a) in the payment of the principal of or premium, if any, or interest on such Lessor Bonds, or (b) in respect of a covenant or other provision of the Lease Indenture which under the Lease Indenture cannot be modified or amended without the consent of the Holder of each outstanding Lessor Bond affected. (Lease Indenture, Section 7.09)

  If a Lease Indenture Event of Default has occurred and is continuing, the Lease Indenture Trustee may, and upon the written request of, and the proffering of satisfactory indemnity by, the Holders of a majority in aggregate principal amount of the outstanding Lessor Bonds of all series, considered as one class, shall, declare the unpaid principal amount of all outstanding Lessor Bonds, with accrued interest thereon, to be immediately due and payable, but the Lease Indenture Trustee shall not make any such declaration in the case of a Lease Indenture Event of Default which resulted from a failure by the Company to make a payment of rent under the Lease until the Owner Trustee and the Owner Participant have been given an opportunity to cure such default as described below under "Rights of Lessor to Cure and Purchase Lessor Bonds." (Lease Indenture, Sections 7.02, 7.16 and 8.03)

  Upon the occurrence and during the continuance of a Lease Indenture Event of Default, the Lease Indenture Trustee may, and upon the written request of, and the proffering of satisfactory indemnity or security by, the Holders of a majority in aggregate principal amount of the outstanding Lessor Bonds of all series, considered as one class, shall, subject to the Lessor's rights described under the following two paragraphs and under "Rights of Lessor to Cure and Purchase Lessor Bonds" below, exercise any or all of the rights and remedies available to it under the Lease Indenture and applicable law, including (a) the institution of judicial proceedings, either at law or in equity or otherwise, to protect its rights and those of the Holders under the Lease Indenture or for foreclosure of the lien thereof and (b) the sale in whole or in part of the Lease Indenture Estate. (Lease Indenture, Sections 7.03 through 7.08 and Section 8.03) No Holder shall have any right to pursue any remedy under the Lease Indenture unless the Lease Indenture Trustee shall have been given written notice of a Lease Indenture Event of Default, the Holders of at least 25% in principal amount of all Lessor Bonds then outstanding shall have requested the Lease Indenture Trustee to pursue a remedy, the Lease Indenture Trustee shall have been offered satisfactory indemnity, the Lease Indenture Trustee shall have failed to comply with such request within 60 days after receipt of such request and the Lease Indenture Trustee shall not have received during such 60 day period any direction inconsistent with such request from Holders of a majority in principal amount of outstanding Lessor Bonds. (Lease Indenture, Section 7.10)

   Except in the case of Lease Indenture Events of Default (i) described in clauses (f) through (k) under "Lease Indenture Events of Default" above and
(ii) occurring or continuing after a Special Transfer, an assumption of the Lessor Bonds by the Company as described below under "_Assumption by the Company" or any of certain drawings upon a letter of credit, and except as described in the next paragraph, the exercise of remedies against the Company under the Lease will be controlled by the Owner Trustee. In such circumstances, however, the Owner Trustee will be required to consult with the Lease Indenture Trustee as to any proposed exercise or pursuit of remedies and the Lease Indenture Trustee will have the right to cause the Owner Trustee to forbear from such action if the Lease Indenture Trustee has determined that such action would have a material adverse effect on the Holders of the Lessor Bonds. In addition, the Owner Trustee will not exercise or pursue remedies in a manner which would unreasonably deprive the Holders of the Lessor Bonds of a material right or remedy unless the Owner Trustee is commensurately adversely affected. There could be circumstances, therefore, in which amounts due on the Lessor Bonds are not paid and the Lease Indenture Trustee is not able to direct the Owner Trustee's pursuit of remedies against the Company under the Lease. (Lease Indenture, Sections 7.03 and 7.17)

   Although, as described above, the exercise of remedies will generally be within the control of the Owner Trustee, the Lease Indenture Trustee will have the right to sell the Lease Indenture Estate in foreclosure or similar proceedings. However, if such sale occurs prior to or simultaneously with the termination of the Lease, the Lease Indenture Trustee must have offered to sell to the Owner Trustee the Lease Indenture Estate at a stated price determined by the Lease Indenture Trustee. If the Owner Trustee does not, within 60 days following receipt of such offer, elect to so purchase the Lease Indenture Estate, the Lease Indenture Trustee may foreclose and sell the Lease Indenture Estate within 180 days to any person (other than the Lease Indenture Trustee or a Holder or Holders of more than 25% of the outstanding Lessor Bonds (including, in each case, affiliates thereof) ) for not less than such stated price. In the event of a sale by the Lease Indenture Trustee pursuant to a foreclosure or similar proceeding (other than a sale to the Owner Trustee), the Lease Indenture Trustee will have the right to terminate the Lease in connection with such sale subject, however, to the Company's rights under the Lease. (See "Limitation on Remedies" below.) (Lease Indenture, Section 7.17)

   If a Lease Indenture Event of Default occurs and is continuing, and the maturity of the Lessor Bonds has been accelerated, any sums held or received by the Lease Indenture Trustee may be applied to reimburse the Lease Indenture Trustee for any expense (to the extent not previously reimbursed) incurred by it and to pay its fees and any other amounts due it prior to any payments to Holders of the Lessor Bonds. (Lease Indenture, Section 3.03)

   In the event of a bankruptcy of the Owner Participant, it is possible that, notwithstanding that the Undivided Interest is owned by the Owner Trustee in trust, the Undivided Interest and the related Lease and Pledged Lessor Bonds might become subject to bankruptcy proceedings. In such event, payments under such Lease or on such Pledged Lessor Bonds might be interrupted and the ability of the Lease Indenture Trustee to exercise its remedies under the Lease Indenture might be restricted, although the Lease Indenture Trustee would retain its status as a secured creditor in respect of the Lease and the Undivided Interest.

Rights of Lessor to Cure and Purchase Lessor Bonds

   The Lease Indenture provides that a Lease Indenture Event of Default is to be deemed cured if such Lease Indenture Event of Default results from a non-payment of rent under the Lease and the Owner Trustee or Owner Participant has paid all principal of and interest on the Lessor Bonds due (other than by acceleration) on the date such rent was payable within 15 days after receipt by the Owner Trustee of notice of such nonpayment. However, such right of the Owner Trustee or Owner Participant to cure the non-payment of rent is limited to not more than six basic rent payment dates or two consecutive basic rent payment dates during the Lease term. (Lease Indenture, Section 7.16)

   If a Lease Indenture Event of Default has occurred and is continuing and
(a) the Lessor Bonds have been accelerated and (b) the Owner Trustee, within 30 days after receiving notice thereof from the Lease Indenture Trustee, has given written notice to the Lease Indenture Trustee of its intention to purchase all the Lessor Bonds, then, upon receipt by the Lease Indenture Trustee within 10 business days after such notice from the Owner Trustee of an amount equal to the aggregate unpaid principal amount of and interest on the Lessor Bonds then outstanding (as well as any interest on overdue principal and, to the extent permitted by law, overdue interest), each Holder of a Lessor Bond will be required to sell such Lessor Bond, and its right, title and interest in and to the Lease Indenture and the Lease Indenture Estate, to the Owner Trustee. (Lease Indenture, Section 7.16)

Limitation on Remedies

  Notwithstanding any other provision of the Lease Indenture, so long as no Lease Event of Default has occurred and is continuing, the Lease Indenture Trustee may not take or cause to be taken any action (x) contrary to the Company's rights under the Lease, including the right to quiet use, enjoyment and possession of the Undivided Interest or (y) that would require prepayment of any scheduled payment of rent thereunder. (Lease Indenture, Section 7.20)

Assumption by the Company

   Under certain circumstances and subject to the satisfaction of certain conditions, the Company, or the Company and an Affiliate thereof jointly, may elect, or may be required, to assume the obligations of the Owner Trustee under the Lease Indenture and on all or a portion of the Lessor Bonds. Upon such assumption, the Lease Indenture and the Lessor Bonds so assumed will become direct obligations of the Company (and such Affiliate), the Lease will terminate, the Undivided Interest of the Lessor in Unit 3 will be transferred to the Company (and/or any such Affiliate) and the Owner Trustee will be released and discharged from all further obligations and liabilities under the Lease Indenture and on the Lessor Bonds so assumed. Although certain changes would be made to the Lease Indenture to reflect the termination of the Lease, the lien on and security interest in the Undivided Interest created by the Lease Indenture would not be affected thereby. (Lease Indenture, Section 2.16)

   Upon the occurrence of an Event of Loss, Deemed Loss Event, Financial Event or Lease Event of Default, the Owner Participant can demand that the Company pay the excess of Casualty Value (in the case of an Event of Loss or Lease Event of Default) or Special Casualty Value (in the case of a Deemed Loss Event or Financial Event, subject to certain exceptions) over the principal of and accrued interest on the Lessor Bonds then outstanding. (Participation Agreement, Sections 15 (a), (b) and (c) and Section 16(a)) At the time of the issuance of the Initial Lessor Bonds, the Company issued and delivered to the Owner Participant a promissory note evidencing the Company's obligation to pay such amounts. (Participation Agreement, Section 16(a)) In addition, upon the occurrence of any of such Events, the Owner Participant can effect a Special Transfer of the beneficial interest in the owner trust to the Company. (Participation Agreement, Section 15(d))

  If an Event of Loss, Deemed Loss Event or Financial Event has occurred in respect of which the Owner Participant has demanded payment as described above or in response to which a Special Transfer has been effected, the Company, in order to effectuate and evidence an assumption of the Owner Trustee's obligations under the Lease Indenture and on the Lessor Bonds, may, and upon the direction of the Lease Indenture Trustee (to be given at the direction of the Holders of not less than 5% in aggregate principal amount of the Lessor Bonds outstanding of all series, considered as one class) or the Owner Trustee, shall promptly, commence and diligently pursue all steps requisite to deliver to the Lease Indenture Trustee, among other things, (a) a duly executed assumption agreement of the Company (and, if applicable, any of its Affiliates), (b) an opinion of counsel as to, among other things, compliance with the conditions of the assumption (including the obtainment of any necessary governmental actions), (c) an indenture supplemental to the Lease Indenture that, among other things, confirms the release of the Owner Trustee and contains provisions amending the Lease Indenture to delete references to the Lease and to reflect the fact that the obligations of the Owner Trustee have been assumed by the Company (and, if applicable, such Affiliate), (d) a certificate of responsible officers of the Company (and, if applicable, such Affiliate) to the effect that (i) to the best of such officers' knowledge, no Lease Indenture Default or Lease Indenture Event of Default has occurred and is continuing, (ii) such assumption is permitted by the provisions of the Company's (and, if applicable, such Affiliate's) articles of incorporation and by-laws (or similar corporate documents) and (iii) the Company (and, if applicable, such Affiliate) is not insolvent at the time of such assumption and (e) a certificate of a responsible officer of the Owner Trustee to the effect that, to the best of such officer's knowledge, no Lease Indenture Default or Lease Indenture Event of Default has occurred and is continuing (Lease Indenture, Section 2.16); provided, however, that, upon the occurrence of a Special Transfer, the Company, without further act, will be deemed to have assumed the obligation, and will be obligated to pay the principal of and premium, if any, and interest on the Lessor Bonds, notwithstanding (x) the Lessor's coextensive obligation to pay the principal of and premium, if any, and interest on the Lessor Bonds (which shall continue until the documents listed above have been delivered to the Lease Indenture Trustee) or (y) any provision of any transaction document to the contrary. (Participation Agreement, Section 15(d)(4))

   Upon satisfaction of the conditions and payment of the amounts described in the preceding paragraph, the Lessor is required to transfer title to the Undivided Interest to the Company as directed by the Company (or an Affiliate of the Company), subject to the lien of the Lease Indenture. (Lease, Sections 9(c) and (d))

   If the Company makes the payments to the Owner Participant as described above upon the occurrence of an Event of Loss, Deemed Loss Event, Financial Event or Lease Event of Default, but has not yet delivered the documents listed in the second preceding paragraph, then the Owner Participant must make a Special Transfer. (Participation Agreement, Section 15(d))

  Any of the following events will constitute "Events of Loss":

  (a) a final shutdown of Unit 3 which could result from any of several events, including, and in some cases, subject to certain grace periods, certain NRC licensing problems with respect to Unit 3, direction by the NRC or other governmental authority to suspend operation of Unit 3 for reasons of radiological health and safety for a period exceeding or reasonably expected (in the opinion of an independent expert) to exceed 24 consecutive months, cessation of operation of Unit 3 for such period if resumption of operation would require concurrence of the NRC or other governmental authority, the occurrence of certain Nuclear Incidents (as defined in the Atomic Energy Act) with respect to Unit 3 as a result of which Unit 3 ceases to operate for a period exceeding or reasonably expected (in the opinion of an independent expert) to exceed 18 consecutive months, damage to Unit 3 and failure to restore Unit 3 within the shorter of three years or the period from the occurrence of such damage until the end of the Lease term, the destruction of Unit 3, or a declaration by the NRC that an Extraordinary Nuclear Occurrence (as defined in the Atomic Energy Act) has occurred with respect to Unit 3;

  (b) a requisition of title of Unit 3 or the Undivided Interest or certain shared facilities or the site of Unit 3 by a governmental authority for a period of time which exceeds or is reasonably expected to exceed the shorter of 60 months and the remaining Lease term, subject to certain contest rights of the Company; or

  (c) a requisition of the use of Unit 3 or the Undivided Interest or certain shared facilities or the site of Unit 3 by a governmental authority, other than a requisition of title, which would significantly interfere with the use of Unit 3 or the Undivided Interest, and which requisition is for a period of time which exceeds or is reasonably expected to exceed the shorter of 60 months and the remaining Lease term, subject to certain contest rights of the Company.

(Participation Agreement, Appendix A)

  Any of the following events will constitute "Deemed Loss Events":

  (a) the Lessor or Owner Participant becoming subject to adverse regulation as a public utility solely as a result of the Transaction;

  (b) certain changes and/or new interpretations by a governmental authority regarding applicable law, including the Price-Anderson Act, the Atomic Energy Act, the Nuclear Waste Act or NRC regulations, as a result of which (i) the Lessor or Owner Participant would more likely than not become liable or responsible in any capacity for payments owed in respect of the nuclear waste fund or in respect of, among other things, the handling or disposal of nuclear waste and other radioactive or hazardous materials or (ii) the Lessor or the Owner Participant may be prohibited from asserting the limitation on liability of lessors provided by the 1988 amendments to the Price-Anderson Act or is more likely than not to be prohibited from asserting any other material right, protection or defense available under applicable law as of the date of closing of the Transactions with respect to civil or criminal actions brought in connection with a nuclear incident;

  (c) the Lessor or Owner Participant more likely than not being required to become a licensee under the Atomic Energy Act or otherwise subject to the Atomic Energy Act or otherwise subject to NRC or other significant regulation relating to nuclear energy, environmental or safety matters solely as a result of the Transaction; or

  (d) any governmental action or change in applicable law the effect of which is more likely than not to (i) cause the Lessor or Owner Participant to become liable with respect to the decommissioning of Unit 3 or (ii) constitute an assertion that (x) the exercise of certain rights of the Lessor or Owner Participant would constitute impermissible control over Unit 3 or the licensees of Unit 3 or would violate certain NRC or Atomic Energy Act regulations or (y) the acquisition or transfer of the Undivided Interest would violate other provisions of applicable law.

(Participation Agreement, Appendix A)

   Any of the following events will be deemed "Financial Events" if it remains not cured following expiration of any applicable notice or cure period (there being no such notice or cure period in the case of the events described in clauses (f) and (g) below) and if the Company shall not have timely provided the Owner Participant with a letter of credit:

  (a) the Company shall have failed to maintain, as of the end of any fiscal quarter, total equity capital (including preferred stock) at least equal to 30% of the sum of total capitalization plus certain short-term debt;

  (b) the Company shall have failed to maintain, in respect of the twelve-month period ending on the last day of any fiscal quarter, a fixed charge coverage ratio of at least 1.50;

  (c) except for certain permitted transactions, the Company shall have sold, assigned, or otherwise disposed of any substantial part of its assets other than in the ordinary course of business without the prior approval of the Owner Participant, provided that the event described in this clause (c) will not constitute a Financial Event if the Company has delivered first mortgage bonds to the Owner Participant (see "Other Agreements _ Participation Agreement");

  (d) the Company shall have merged with or into or consolidated with or into any other corporation or entity in violation of certain conditions without the prior approval of the Owner Participant;

  (e) the Company shall have created, assumed or suffered to exist liens (except for certain permitted liens) upon its assets;

  (f) subject to certain exceptions, the acceleration of certain indebtedness of the Company for borrowed money or default in payment of such indebtedness at maturity, if the total of all such indebtedness so accelerated or defaulted exceeds $10,000,000;

  (g) the occurrence of any of the events described in clause (e) under "Description of the Leases_Lease Events of Default";

  (h) certain events relating to termination of certain of the Company's pension plans; or

  (i) Entergy shall cease to own, directly or indirectly, all of the common stock equity and all of the voting stock of the Company or its permitted successors (other than preferred stock that has only limited voting rights upon default in the payment of dividends).

In general, the cure periods in respect of Financial Events of the type other than those described in clauses (f) and (g) above are 365 days.

(Participation Agreement, Appendix A)

   The Company (or the Company and one of its Affiliates) may, at its option, but is not required to, assume all or a portion of the Lessor Bonds if it chooses to exercise any of certain purchase options described under "Description of the Leases _ Purchase Option for Significant Expenditures" or "_Periodic Purchase Option" or under "Other Agreements _ Participation Agreement." Any such assumption would be conditioned upon the prior delivery to the Lease Indenture Trustee of certain documents as described under "_Assumption by the Company." (See Lease Indenture, Section 2.16(b); Lease, Sections 13(f) and (g); and Participation Agreement, Section 16(d))

Defeasance

   The Lessor Bonds of any series, or any portion of the principal amount thereof, will, at or prior to the maturity thereof, be deemed to have been paid for purposes of the Lease Indenture, and the entire indebtedness of the Owner Trustee (or other obligor thereon) in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Lease Indenture Trustee, in trust, either
(a) moneys in an amount which will be sufficient, or (b) Federal Securities (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Lease Indenture Trustee, will be sufficient, to pay when due the principal of and premium, if any, and interest due and to become due on such Lessor Bonds on and prior to the maturity thereof. For this purpose, the term "Federal Securities" is defined as direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or certificates of an ownership interest in the principal of or interest on such obligations. (Lease Indenture, Section 11.01)

Releases

   The Lease Indenture Trustee will release from the lien of the Lease Indenture any property subject to the lien thereof which is taken by any governmental authority pursuant to a power of eminent domain or other right to acquire such property (whether or not such taking constitutes an Event of Loss) upon its receipt of, among other things, a written request from the Owner Trustee or the Company requesting such release and the net proceeds of any property so taken. (Lease Indenture, Section 13.01)

   Subject to the following paragraph, the Owner Trustee or, with the Owner Trustee's consent, the Company, may obtain the release from the lien of the Lease Indenture of the Owner Trustee's interest in any component of Unit 3 the removal of which would not materially impair the operating capacity, cost efficiency or value of Unit 3, and the Lease Indenture Trustee will release from the lien of the Lease Indenture its interest in any such component upon its receipt of, among other things, a written request from the Owner Trustee or the Company requesting such release and a certificate of an engineer or other expert (who in certain cases will be required to be independent of the Owner Trustee and the Company and any Affiliate of either thereof) certifying (x) the value of the property to be released and
(y) that, in the opinion of such expert, the proposed release will not impair the security under the Lease Indenture in violation of the provisions thereof. (Lease Indenture, Section 13.02)

   In addition to the release provisions described above, the Owner Trustee or, with the Owner Trustee's consent, the Company, may sell or otherwise dispose of, free from the lien of the Lease Indenture and without obtaining any release or other consent from the Lease Indenture Trustee, the Owner Trustee's interest in any components of Unit 3 which have become obsolete or otherwise permanently no longer useful for the operation of Unit 3. All replacement components incorporated in Unit 3 will, to the extent of the Owner Trustee's interest therein, immediately become subject to the lien of the Lease Indenture. (Lease Indenture, Section 13.03)

Supplemental Indentures

  Without the consent of the Holders of any Lessor Bonds, the Owner Trustee and the Lease Indenture Trustee may enter into supplemental indentures for the following purposes:

  (a)  to establish the form and terms of Lessor Bonds of any series;

  (b) to evidence the succession of another bank or trust company to the Owner Trustee and the assumption by any such successor of the covenants of the Owner Trustee contained in the Lease Indenture and in the Lessor Bonds or the appointment of a co-trustee pursuant to the terms of the Trust Agreement;

  (c) to evidence the succession of a new trustee or the appointment of a co-trustee or a separate trustee under the Lease Indenture;

  (d) to grant or confer upon the Lease Indenture Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security which may be lawfully so granted or conferred and which grant or conferral is not contrary to or inconsistent with the Lease Indenture;

  (e) to add to the covenants of the Owner Trustee for the benefit of the Holders or to evidence the surrender of any right or power conferred in the Lease Indenture upon the Owner Trustee;

  (f) to convey, transfer and assign to the Lease Indenture Trustee, and to subject to the lien of the Lease Indenture, additional properties or assets, or to correct or amplify the description of any property at any time subject to the lien of the Lease Indenture or to assure, convey and confirm unto the Lease Indenture Trustee any property subject or required to be subject to the lien of the Lease Indenture;

  (g) to modify, eliminate or add to the provisions of the Lease Indenture to the extent necessary to qualify or continue the qualification of the Lease Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar federal statute subsequently enacted, or to add to the Lease Indenture such other provisions as may be expressly permitted by that Act;

    (h)   to  permit  or  facilitate  the  issuance  of  Lessor  Bonds   in
uncertificated form;

  (i) to change or eliminate any provision of the Lease Indenture; provided, however, that if such change or elimination will adversely affect the interests of the Holders of Lessor Bonds of any series, such change or elimination will become effective with respect to such series only when no Lessor Bond of such series remains outstanding;

  (j) to evidence an assumption by the Company of the Lessor Bonds, and the release of the Owner Trustee from its obligations thereon, and to make the related changes in the Lease Indenture;

  (k) to cure any ambiguity or to correct or supplement any provision in the Lease Indenture which may be defective or inconsistent with any other provision in the Lease Indenture; or

  (l) to make any other provisions with respect to matters or questions arising under the Lease Indenture, provided such action shall not adversely affect the interests of the Holders of the Lessor Bonds in any material respect.

(Lease Indenture, Section 10.01)

   Subject to the foregoing paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Lessor Bonds of all series, considered as one class, the Owner Trustee may, and the Lease Indenture Trustee shall, enter into supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Lease Indenture; provided that if there is more than one series of Lessor Bonds outstanding and if a proposed supplemental indenture directly affects the Holders of at least one, but not all, of such series, then only the consent of a majority in aggregate principal amount of the outstanding Lessor Bonds of all series so directly affected, considered as one class, will be required; and provided, further, that without the consent of the Holder of each outstanding Lessor Bond directly affected thereby no such supplemental indenture may:

  (a) change the stated maturity of the principal of, or any installment of interest on, or the date or circumstances of payment of premium, if any, on, any Lessor Bond, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Lessor Bond or the premium, if any, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or such payment of premium, if any, on or after the date such premium becomes due and payable or change the dates or amounts of payments to be made through the operation of the sinking fund in respect of such Lessor Bonds;

  (b) permit the creation of any lien prior to or, except with respect to additional series of Lessor Bonds issued in accordance with the Lease Indenture, equal to the lien of the Lease Indenture with respect to any of the Lease Indenture Estate, or deprive any Holder of the benefit of the lien of the Lease Indenture upon any part of the Lease Indenture Estate for the security of its Lessor Bonds;

  (c) reduce the percentage in principal amount of the outstanding Lessor Bonds, the consent of whose Holders is required for any supplemental indenture or for any waiver provided for in the Lease Indenture;

  (d) modify the order of priorities in which distributions of income and proceeds from the Lease Indenture Estate are to be made under the Lease Indenture;

  (e) modify the definitions of "Outstanding," "Lease Indenture Default" or "Lease Indenture Event of Default";

  (f) modify any of the above provisions or the provisions of the Lease Indenture dealing with waivers of past defaults, except to increase the percentage of the Holders whose consent is required for certain action or to provide that certain other specified provisions of the Lease Indenture cannot be modified or waived without the consent of the Holder of each Lessor Bond affected thereby.

(Lease Indenture, Section 10.02)

Limitations on Amendments of Other Documents

   The Lease Indenture Trustee, without the consent of the Holders of any Lessor Bonds, (a) will, upon receipt of written instructions to such effect from the Company and the Owner Trustee, consent to amendments of or supplements to, or waivers of any provisions of, the Lease or any other transaction document included in the Lease Indenture Estate and (b) may join in the execution of amendments of or supplements to, or waivers of any provisions of, the Participation Agreement, in each case for the purpose of adding any provision to, or changing in any manner or waiving or eliminating any provisions of, any such transaction document; provided, however, that, without the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Lessor Bonds of all series, considered as one class, the Lease Indenture Trustee will not consent to any such amendment, supplement or waiver which amends or waives certain provisions of the Lease relating to, among other things, liens, the right of the Company to assign or sublease its rights and obligations under the Lease, certain Lease Events of Default or the exercise of remedies under the Lease; provided, further, that, without the consent of the Holders of the outstanding Lessor Bonds of all series, the Lease Indenture Trustee will not consent to any such amendment, supplement or waiver which will:

  (1) amend or waive certain provisions of the Lease relating to, among other things, the sufficiency of certain rental payments to provide funds at least equal to scheduled amounts payable on the Lessor Bonds, the "net lease" obligations of the Company thereunder and the Company's unconditional obligation to make basic rental and certain other payments under the Lease, the obligation of the Owner Trustee to redeem the Lessor Bonds in the event of an obsolescence termination of the Lease by the Company, or the Lease Event of Default occasioned by the failure of the Company to pay basic rent when due;

   (2) modify the definitions of "Lease Default" or "Lease Event of Default"; or

  (3) (A) release the Company from its obligation to pay basic rent, Casualty Value, Special Casualty Value or any payment required to be made by it pursuant to an exercise of remedies under the Lease or (B) reduce the amount or change the timing of any payments of basic rent, Casualty Value, Special Casualty Value or any payments required to be made by the Company pursuant to an exercise of remedies under the Lease so that such payments would be insufficient to pay the principal of, and interest on, the outstanding Lessor Bonds of all series when due.

(Lease Indenture, Section 10.03)

Limitation of Liability

  The Lessor Bonds will not be direct obligations of, or guaranteed by, the Company, any Owner Participant, or any institution or individual acting as Owner Trustee in its individual capacity. All payments to be made by the Owner Trustee under the Lease Indenture or on the Lessor Bonds will be made only from the Lease Indenture Estate or the income and proceeds received by the Lease Indenture Trustee therefrom. Neither the Owner Participant, the Lease Indenture Trustee nor the Owner Trustee in its individual capacity, will be liable to any Holder for any amounts payable on any Lessor Bonds or otherwise under the Lease Indenture. (Lease Indenture, Section 2.15)

Additional Bonds

   The Lease Indenture permits the issuance of additional Lessor Bonds at any time or from time to time, subject to certain conditions, for cash in the original principal amount of such additional Lessor Bonds for the following purposes: (a) refunding a previously issued series of Lessor Bonds in whole or in part and providing funds for the payment of certain expenses incurred in connection therewith and/or (b) providing funds for all or any portion of the Owner Trustee's share of certain capital improvements to Unit 3. (Lease Indenture, Section 2.05) All of the Lessor Bonds issued and outstanding under the Lease Indenture will rank on a parity with each other and will as to each other be secured equally and ratably thereunder, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance or otherwise. (Lease Indenture. Section 2.03)


                   DESCRIPTION OF THE LEASES

  The statements contained under this caption are intended to summarize the Leases as they relate to the Collateral Bonds; they do not purport to be complete and are qualified in their entirety by reference to the Leases, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Each Lease is an entirely separate lease but contains substantially the same terms and provisions as each other Lease. In the following summary, references to the Lease, the Lease Indenture, the Owner Participant, the Undivided Interest, the Lessor and the Lessor Bonds relate to each Lease.

Term and Rentals

   The Lessor has acquired its Undivided Interest and has leased such interest of the Company pursuant to the Lease, which has a term expiring on July 1, 2017 unless earlier terminated or extended as described below. Basic rent is required to be paid by the Company under the Lease in immediately available funds on each January 2 and July 2, through July 2, 2017. (Lease, Sections 2(b) and 3(a)) The amount of basic rent payable under the Lease on each basic rent payment date will be calculated to be at least equal to the scheduled amount of principal of and interest then payable on all Lessor Bonds then outstanding. (Lease, Section 3(g)) Each payment of basic rent by the Company during such time as the Lease Indenture is in effect will be made to the Lease Indenture Trustee and applied first to the payment of principal and interest due from the Lessor on the Lessor Bonds. Except in the case of an acceleration of Lessor Bonds due to a continuing Lease Indenture Event of Default, the balance of any payments of basic rent under the Lease, after payment of the scheduled principal of and interest on the Lessor Bonds, will be distributed to the Owner Trustee on behalf of the Owner Participant, as beneficial owner of the trust which is the owner of the Undivided Interest. (Lease Indenture, Sections 3.01, 3.03 and 3.06)

Net Lease

   The obligations of the Company under the Lease are those of a lessee under a "net lease", and the Company will be responsible under the Lease for paying all insurance premiums, operating and maintenance costs and all other similar costs associated with the Undivided Interest. Payments of rent under the Lease by the Company are to be made without counterclaim, set-off, defense, abatement, suspension or reduction except for certain rights of set-off the exercise of which would not reduce the amount of rent required to be paid by the Company to an amount insufficient to pay in full the principal of, premium, if any, and interest on the Lessor Bonds then due. (Lease, Section 4)

Capital Improvements

   The Company may incur costs from time to time in connection with capital improvements to Unit 3. Certain of such costs, based on the Owner Trustee's proportionate interest in Unit 3, may be financed through a supplemental financing. (See "Description of the Lease Indentures _ Additional Bonds.") In the event of such a supplemental financing, the rent under the Lease will be increased to cover the additional debt service. In addition, the Owner Participant may elect to make an additional equity investment with respect to the cost of any capital improvements on terms to be agreed upon. (Lease, Section 8(f))

Rights to Assign or Sublease

   The Company is permitted to assign, sublease, encumber or transfer its rights and obligations under the Lease and other documents related to the Transactions subject to certain conditions, including that the Company remain the primary obligor on the Lease. (Lease, Section 11)

Insurance

   The  Company  is  required under the Lease to carry and  maintain,  with
respect  to the Undivided Interest,        Unit 3 and the Unit 3 site,  the
insurance described below:

  (a) Provided that such insurance is commercially available at a commercially reasonable cost, "all-risk" property insurance (excluding flood and earthquake insurance) covering physical loss with respect to Unit 3;

  (b) Bodily injury and property damage liability insurance covering claims arising out of the ownership, operation, maintenance, condition or use of Unit 3; and

  (c)  Nuclear liability insurance.

   With  respect to each of the types of insurance described in (a) through
(c) above, the Company is required to maintain such insurance in such amounts and with such terms as are consistent with the Company's normal practice, and in any event in such amounts and with such terms as are consistent with applicable law and prudent utility practice. The Company is also required to maintain supplier's and transporter's insurance and master workers policy coverages, in each case in amounts consistent with prudent utility practice and applicable law.

   In addition, subject to such insurance being commercially available at a commercially reasonable cost, the Company is further required to maintain replacement power insurance covering not less than 90 percent of the cost of replacing power, as reasonably estimated by the Company in the event of damage or destruction at the Unit 3 site. However, the Company shall not be required to maintain such replacement power coverage if the Company provides the Owner Participant with a letter of credit as described under "Other Agreements _ Participation Agreement."

(Lease, Section 10)

  Proceeds of property insurance received by the Lessor or the Company as a result of the occurrence of an Event of Loss shall be applied in reduction of the Company's obligation to make payment of the excess of Casualty Value over the principal of and accrued interest on the Lessor Bonds to the Owner Participant with the balance, if any, of such proceeds to be paid to the Company, subject, however, to any priority allocation of such proceeds. (Lease, Section 9(g)) In general, the Lease Indenture Trustee and the Holders of the Lessor Bonds will have no rights in respect of the proceeds of property insurance except for the assignment (to the extent, if any, of amounts then due and owing in respect of the principal of and premium, if any, and interest on the Lessor Bonds) by the Owner Trustee to the Lease Indenture Trustee of the Owner Trustee's rights in respect of such proceeds received as a result of the occurrence of an Event of Loss.

Purchase and Renewal Options at the End of the Lease Term

   The Company has the option under the Lease to purchase at fair market sales value the Lessor's Undivided Interest at the end of the term of the Lease, or to renew the Lease for one or more periods of three years, at a fair market rental value or, subject to receipt of a satisfactory appraisal which will address certain tax matters, to renew the Lease at the end of the initial Lease term at a fixed rate rental for a single period of at least two years. (Lease, Sections 12 and 13) If the Company does not give notice of its election to exercise the options to purchase the Undivided Interest or renew the Lease not earlier than five but not later than two years prior to the expiration of the Lease, the Lessor may, on at least one year's prior written notice, terminate the Lease on the date specified in the notice. Upon such termination, the Company must pay to the Lessor all basic rent then due or accrued, together with any other amounts then payable to the Owner Trustee, the Owner Participant and the Lease Indenture Trustee. On or prior to such termination, the Lessor would be required to deposit with the Lease Indenture Trustee cash in an amount equal to the unpaid principal amount of all Lessor Bonds outstanding on such date, and all premium, if any, and interest accrued or to accrue on and as of such termination. (Lease, Section 14(c))

Purchase Option for Significant Expenditures

  The Company has the option on any January 2 or July 2 on or after January 2, 2000 to terminate the Lease if the Company is planning or required to make any significant expenditure for certain types of capital improvements to Unit 3. On such January 2 or July 2, the Company must pay to the Lessor an amount equal to the higher of the fair market sales value of the Undivided Interest and Casualty Value determined as of such January 2 or July 2 together with any other amounts then payable to the Owner Trustee, the Owner Participant and the Lease Indenture Trustee and, assuming such payment, the Lessor would be required to transfer the Undivided Interest to the Company. If the Company has assumed all or a portion of the Lessor Bonds then outstanding, such amount shall be reduced by the principal amount of the Lessor Bonds so assumed. A "significant expenditure" is an expenditure with respect to certain capital improvements to Unit 3 which
(i) for the period until and including September 28, 2009, shall have been reasonably estimated by the Company to exceed $250,000,000 (as such amount may be adjusted periodically in accordance with the Consumer Price Index) and (ii) for the period from the day next succeeding the last day of the period specified in clause (i) above until the end of the Lease term, shall have been reasonably estimated by the Company to exceed $100,000,000 (as such amount may be adjusted periodically in accordance with the Consumer Price Index). (Lease, Section 13(f))

Periodic Purchase Option

   The Company has the option on January 2 in each of the years 2000, 2005 and 2010 to terminate the Lease and to purchase the Undivided Interest. On such January 2, the Company must pay to the Lessor an amount equal to the higher of the fair market sales value of the Undivided Interest and Casualty Value determined as of such January 2 together with any other amounts then payable to the Owner Trustee, the Owner Participant and the Lease Indenture Trustee. If the Company has assumed all or a portion of the Lessor Bonds then outstanding, such amount shall be reduced by the principal amount of the Lessor Bonds so assumed. (Lease, Section 13 (g))

Termination for Obsolescence

   The Company has the option on any January 2 or July 2, on or after January 2, 2000, to terminate the Lease if the Company's Board of Directors determines that the Company's leasehold interest in the Undivided Interest is uneconomic or obsolete for the Company's purposes. In such event, the Lessor may elect to either retain the Undivided Interest or sell it to the highest bidder. On the Lease termination date, if the Lessor has not elected to retain the Undivided Interest, the Lessor will be required to sell the Undivided Interest to the highest bidder (which may not be either the Company or any Affiliate thereof) and the Company must pay to the Lessor an amount equal to the excess, if any, of Special Casualty Value as of the termination date over such net sale price, and any other amounts then payable to the Owner Trustee, the Owner Participant and the Lease Indenture Trustee; provided, however, that if the highest bid shall be less than Special Casualty Value, the Lessee may reject the bid, in which case no sale shall occur. If no such sale shall occur or if the Company shall not have fulfilled its obligations in respect of such termination, the Lease will continue in full force and effect. (Lease, Sections 14(a) and 14(b)) In the event of such a termination, the Lessor Bonds will be redeemed. (Lease Indenture, Section 5.02(a))

Lease Events of Default

  The following are Lease Events of Default:

  (a) the Company shall fail to make or cause to be made, (x) any payment of basic rent, Casualty Value, Special Casualty Value, or the payment of the equity portion of Casualty Value or Special Casualty Value or any other amount determined by reference to any of such amounts pursuant to any of the transaction documents, within five business days after the same shall become due or (y) any payment of supplemental rent (other than Casualty Value, Special Casualty Value, or the payment of the equity portion of Casualty Value or Special Casualty Value) including, without limitation, any payments due under the Tax Indemnification Agreement, within 20 days after the same shall become due or be demanded, as the case may be; or

  (b) the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Participation Agreement relating to the maintenance of its corporate existence and maintenance of certain of its material rights and franchises, and the conditions under which it may merge, consolidate or dispose of all or substantially all of its assets, or to comply with the return or the assignment and sublease provisions of the Lease; or

  (c) the Company shall fail to perform or observe any covenant, condition or agreement (other than those referred to in clauses (a), (b), (f) and
  (h) of this paragraph) to be performed or observed by it under the Lease or any other transaction document (other than under the Tax Indemnification Agreement or under the general tax indemnity provisions of the Participation Agreement), and such failure shall continue for a period of 30 days after there shall have been given to the Company by the Lessor or the Owner Participant a notice specifying such failure and requiring it to be remedied; provided, however, that the continuation of such failure for a period of 30 days or more after such notice has been so given (but in no event for a period which is greater than one year after such notice has been given) shall not constitute a Lease Event of Default if (a) such failure can be remedied but cannot be remedied within such 30 days, (b) the Company is diligently pursuing a remedy of such failure and (c) such failure does not impair in any material respect the Company's ability to perform its obligations under any of the transaction documents to which the Company is a party, or the Lessor's interest in Unit 3 or the mortgage and security interest created by the Lease Indenture; or

  (d) any representation or warranty made by the Company in the Lease, any other transaction document (other than the Tax Indemnification Agreement) or any agreement, document or certificate delivered by the Company in connection with the Transactions shall prove to have been incorrect in any material respect when such representation or warranty was made or given if such representation or warranty continues to be material and remain materially incorrect at the time in question; provided, however, that such failure of such representation or warranty to be correct shall not constitute a Lease Event of Default if (i) the facts or circumstances making such representation or warranty incorrect can be remedied or changed so that such representation or warranty will thenceforth be correct in all material respects, (ii) the Company is diligently pursuing such a remedy or change, (iii) such remedy or change is, in fact, accomplished within a period of one year from the time that the Company has been notified or has knowledge of such misrepresentation or breach of warranty and (iv) such facts or circumstances do not impair in any material respect the Company's ability to perform its obligations under any of the transaction documents to which the Company is a party or the Lessor's interest in Unit 3 or the mortgage and security interest created by the Lease Indenture; or

  (e) (x) the Company shall (i) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or (y) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company shall be entered in an involuntary case under the United States Bankruptcy Code; or

  (f) if the Company shall theretofore have provided a letter of credit to the Owner Participant, the Company (A) shall fail, at any time, to provide or maintain a letter of credit which complies with the terms and conditions of the Participation Agreement, whether or not the Company has used its best efforts to obtain and maintain such letter of credit or (B) shall fail to provide a renewal or replacement letter of credit so complying (l) by the tenth day prior to the stated termination date of an existing letter of credit or (2) if the issuing bank of an existing letter of credit shall have delivered notice, in accordance with the terms thereof, that such existing letter of credit will be terminated prior to its stated termination date, by the tenth day prior to the date of such early termination; or

  (g) the occurrence and continuance of an event of default under any other lease, executed and delivered as of the same date as the Lease, under which the Company is the lessee of an undivided interest in Unit 3, and the declaration of such lease to be in default by any party thereto; or

  (h) any suspension, revocation or termination of the nuclear liability insurance required to be maintained under the Lease; provided, however, that such suspension, revocation or termination shall not constitute a Lease Event of Default if the applicable insurer has failed to comply with applicable notice termination provisions of the pertinent policy; and provided, further, that the foregoing proviso shall cease to apply upon the earlier of (x) five business days following receipt by the Company of actual notice of such suspension, revocation or termination or
  (y) the applicable termination date of such policy assuming that the insurer had complied with its notice obligations under the pertinent policy; or

  (i) any material obligation of the Company under the Lease or any other documents relating to the Transaction to which it is a party shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any governmental agency or authority, or the Company shall assert that it has no further liability or obligation under the Lease or any other document relating to the Transactions to which it is a party; or

  (j) final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company and the Company shall not have discharged the same or provided for its discharge in accordance with its terms or bonded the same or procured a stay of execution thereof within 60 days from the entry thereof; or

  (k) the Company shall exercise, or commence any action or proceeding or take any action seeking to exercise, any rights it may have under Louisiana law to partition Unit 3.

(Lease, Section 15)

Remedies

   Upon the occurrence and continuance of any Lease Event of Default, a Lessor may exercise one or more of the remedies set forth in the Lease, which include the following: (a) the Lessor may declare the Lease to be in default or may terminate the Lease; (b) the Lessor may repossess the Undivided Interest; (c) the Lessor may sell the Undivided Interest or any part thereof; (d) the Lessor may hold, keep idle or lease to others all or any part of the Undivided Interest; (e) the Lessor may demand any unpaid rent plus, as liquidated damages, any of the following amounts which the Lessor, in its sole discretion, shall specify: (i) an amount equal to the excess of Casualty Value over the fair market rental value of the Undivided Interest until the end of the remaining useful life of Unit 3 (discounted to present value), (ii) an amount equal to the excess of Casualty Value over the fair market sales value of the Undivided Interest, (iii) an amount equal to the excess of the present value of all installments of basic rent until the end of the Lease term over the present value of the fair market rental value of the Undivided Interest until the end of such term, or (iv) an amount equal to the highest of Casualty Value, such discounted fair market rental value and such fair market sales value; and (f) if the Lessor shall have sold all the Undivided Interest pursuant to clause (c) above, the Lessor, in lieu of exercising its rights under clause (e) above may demand that the Company pay to the Lessor, as liquidated damages, any unpaid rent plus the amount of any deficiency between the sale proceeds and Casualty Value together with interest on the amount of such rent and such deficiency.

   The remedies in the Lease are cumulative and in addition to any other remedy available to the Lessor at law or in equity, and no exercise of any remedy under the Lease will, except as specifically provided therein, relieve the Company of any of its liabilities and obligations under the Lease. (Lease, Section 16)

Quiet Enjoyment

    The transaction documents provide that, unless a Lease Event of Default has occurred and is continuing, the Company's use and possession of Unit 3, including the Undivided Interest, shall not be interrupted by the Lessor or any person claiming by, through or under the Lessor. (Lease, Section 6(a))


                        OTHER AGREEMENTS

   The discussion of the Participation Agreements and Tax Indemnification Agreements below is intended to merely summarize certain provisions of those agreements as they relate to the Collateral Bonds and the Transactions; it does not purport to be complete and is qualified in its entirety by reference to those agreements, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

Participation Agreement

   In each Participation Agreement the Company has agreed, among other things, that it will at all times maintain its corporate existence and will not consolidate with or merge into, or sell, transfer or otherwise dispose of substantially all of its assets to, any person unless immediately after giving effect to such transaction a number of conditions are met, including the requirements that (a) the survivor be a corporation organized under the laws of the United States of America, a State thereof or the District of Columbia, (b) the survivor of such transaction assumes the obligations of the Company under each of the other documents relating to the Transactions to which the Company was a party, (c) such transaction does not permit the early termination of any letter of credit prior to its scheduled expiration date, (d) all governmental actions and corporate approvals have been obtained for the transaction, (e) the transaction will not result in a material violation of any provision of any agreement or financing arrangement to which the Company is a party, and (f) the survivor delivers to the Owner Participant, the Owner Trustee and the Lease Indenture Trustee opinions and officers' certificates as to, among other things, compliance with the transfer conditions above. (Participation Agreement, Section 9(b)
(3)) Reference is also made to the discussion above under "Description of the Lease Indentures _ Assumption by the Company" for additional restrictions in respect of certain mergers, consolidations or sales of assets affecting the Company.

   Pursuant to each Participation Agreement, the Company provided the Owner Participant with financial support to secure the payment to the Owner
Participant of the equity portion of amounts payable by the Lessee under the Lease and related documents in the form of a new series of first mortgage bonds issued under the Company's first mortgage indenture. Upon the occurrence of an Event of Loss, a Deemed Loss Event, a Financial Event or a Lease Event of Default under the related Lease, an Owner Participant would be entitled to demand payment on such first mortgage bonds in an amount generally not exceeding Casualty Value less the aggregate principal amount of and accrued interest on the related Lessor Bonds then outstanding. The Holders of the Lessor Bonds (including the Trustee, as holder of the Pledged Lessor Bonds) and Holders of the Collateral Bonds are not entitled to the benefit of such first mortgage bonds. As an alternative to the first mortgage bonds, the Company could supply such financial support in the form of a letter of credit issued by a commercial bank. Once a letter of credit has been provided to an Owner Participant, the Company will be required to provide a letter of credit for such Owner Participant for the remainder of the basic term of the related Lease. If a letter of credit were about to expire or be terminated prior to the scheduled expiration thereof, and the Company does not replace such letter of credit with another letter of credit issued by an eligible bank, the Company would have the right to purchase the related Undivided Interest from the related Lessor, thereby terminating the related Lease, at a price equal to the higher of fair market sales value and Casualty Value; provided, however, that if the Company had assumed all or a portion of the related Lessor Bonds then outstanding, the purchase price would be reduced by the principal amount of such Lessor Bonds then outstanding. (Participation Agreement, Section 16(d))

   Subject to certain first refusal rights of the Company, any Owner Participant may at any time assign, convey or otherwise transfer its interest in, to and under any transaction document or its trust estate to a person with a net worth at the time of such transfer of not less than $50 million or to a person whose obligations under the transaction documents have been guaranteed by a person with such a net worth. The transferring Owner Participant will, with certain limited exceptions, be released from its obligations under the transaction documents and the transferee Owner Participant shall succeed to such obligations and rights of the transferring Owner Participant. (Participation Agreement, Section 14)

Tax Indemnification Agreement

   Pursuant to separate Tax Indemnification Agreements for each Transaction between the Company and the Owner Participant, the Company is obligated to pay to the Owner Participant, among other things, amounts which, on an after-tax basis, equal the amounts of additional federal income taxes payable by the Owner Participant with respect to any current or prior taxable year as a result of a Tax Loss and any interest, penalties or additions to any tax imposed as a result of such Tax Loss or the contest thereof. For purposes of each Tax Indemnification Agreement, "Tax Loss" includes, subject to certain exceptions: (a) loss to the Owner Participant of depreciation or analogous deductions with respect to the related
Undivided Interest or interest deductions with respect to the related Lessor Bonds; (b) loss to the Owner Participant of foreign tax credits due to the treatment of any item of income, gain, loss or deduction with respect to the related Transaction as derived from, or allocable to, foreign sources (in the case of either (a) or (b) as a result of, among other things, (i) any act or failure to act by the Company, (ii) any misrepresentation or breach of warranty or covenant in the transaction documents by the Company, (iii) bankruptcy of the Company or any disposition of the related Undivided Interest pursuant to the exercise of remedies under the related Indenture or (iv) damage to or the taking of the related Undivided Interest); or (c) unanticipated income of the Owner Participant with respect to the related Undivided Interest.


                      PLAN OF DISTRIBUTION

   The Prospectus Supplement relating to a series of Collateral Bonds will set forth the terms of the offering of the Collateral Bonds, including the names of underwriters, including Morgan Stanley & Co. Incorporated and Citicorp Securities, Inc., the proceeds to Funding Corporation from such sale, any items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The Collateral Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of each resale. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Collateral Bonds will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Collateral Bonds if any are purchased; provided that the agreement between the Company and the underwriters providing for the sale of the Collateral Bonds may provide that under certain circumstances involving a default of underwriters, less than all of the Collateral Bonds may be purchased.

    Each Prospectus Supplement relating to a particular offering of Collateral Bonds will contain a statement (1) as to whether or not the existence of a secondary market for such securities can be predicted and, if such existence is predicted, as to the extent of such secondary market, and (2) as to whether or not the underwriter or underwriters intend to make a market in such securities.

   Subject to certain conditions, the Company may agree to indemnify the underwriter or underwriters and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


                      EXPERTS AND LEGALITY

  The Company's balance sheet as of December 31, 1994 and the statements of income, retained earnings, and cash flows and the related financial statement schedule for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

   The financial statements and the related financial statement schedule as of December 31, 1993 and for each of the two years in the period ended December 31, 1993, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated February 11, 1994 (which reports expressed an unqualified opinion and included an explanatory paragraph relating to the Company's change in method of accounting for income taxes) also incorporated by reference herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

   Legal matters in connection with the issuance of the Collateral Bonds will be passed upon for the Company by Monroe & Lemann (A Professional Corporation), New Orleans, Louisiana, and Reid & Priest LLP, New York, New York, and for the underwriters by Winthrop, Stimson, Putnam & Roberts, New York, New York. In rendering such opinions, Reid & Priest LLP and Winthrop, Stimson, Putnam & Roberts will rely upon the opinion of Monroe & Lemann (A Professional Corporation) as to matters of Louisiana law, and Monroe & Lemann (A Professional Corporation) will rely upon the opinion of Reid & Priest LLP as to matters of New York law. Certain matters with respect to the legality of the Lessor Bonds will be passed upon for the Owner Trustee by Haight, Gardner, Poor & Havens, New York, New York, and by Liskow & Lewis, New Orleans, Louisiana.

                            GLOSSARY

   Certain capitalized terms used in this Prospectus and the accompanying Prospectus Supplement have the following meanings and such meanings shall apply to terms both singular and plural unless the context clearly requires otherwise:

   "Affiliate" means with respect to the Company any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person, whether through the ownership of voting securities or by contract or otherwise.

   "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended, and regulations from time to time issued, published or promulgated pursuant thereto.

   "Casualty Value" means an amount specified in each Lease which the Company must pay to the Lessor under such Lease in certain circumstances, which amount is, in general and among other things, calculated to preserve the net economic return of the related Owner Participant.

  "Collateral Bonds" mean bonds offered by this Prospectus.

  "Company" means Louisiana Power & Light Company.

   "Deemed Loss Event" means any of the events described as a Deemed Loss Event in each Lease upon the occurrence of which the Company must (subject to certain conditions) acquire the beneficial interest of the related Owner Participant and/or assume the related Lessor Bonds. (See "Description of the Lease Indentures _ Assumption by the Company.")

   "Event of Loss" means any of the events described as an Event of Loss in each Lease upon the occurrence of which the Company must (subject to certain conditions) acquire the beneficial interest of the Owner Participant and/or assume the related Lessor Bonds. (See "Description of the Lease Indentures _ Assumption by the Company.")

   "Excepted Payment" means (i) any indemnity payment (including payments under the Tax Indemnification Agreement) payable to the Owner Trustee or the Owner Participant, (ii) any amount payable under any transaction document to reimburse the Lessor or the Owner Participant for performing or complying with any of the obligations of the Company under and as permitted by any transaction document, (iii) any insurance proceeds or other payments received with respect to an Event of Loss in excess of amounts then due and owing to reimburse the Lease Indenture Trustee for any of its expenses and to pay the reasonable remuneration of the Lease Indenture Trustee plus amounts then due and owing in respect of the principal of and premium, if any, and interest on all Lessor Bonds outstanding, (iv) any insurance proceeds under liability policies, replacement power insurance policies and insurance policies not required by the Lease, (v) any payment of the equity portion of Casualty Value or Special Casualty Value in respect of an Event of Loss, Deemed Loss Event or Financial Event, (vi) amounts payable to the Owner Trustee in connection with the exercise by the Company of its option to purchase the Undivided Interest during the term of the Lease (subject, in any event, to the condition that the Company shall have assumed all of the Lessor Bonds then outstanding and none of such Lessor Bonds are then to be redeemed), (vii) if a letter of credit has been terminated or has expired, the portion, if any, of Casualty Value or Special Casualty Value (before taking into account the effect of certain drawings on such letter of credit) equal to the amount by which Casualty Value, reduced by the principal amount of and accrued interest on the outstanding Lessor Bonds, exceeds the sum of all amounts drawn under such letter of credit and not reinstated, (viii) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the trust estate, (ix) the ongoing fees and expenses of the Owner Trustee under the transaction documents and (x) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through
(vii) above.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Financial Event" means any of the events described as a Financial Event in each Lease upon the occurrence of which the Company must (subject to certain conditions) acquire the beneficial interest of the related Owner Participant and/or assume the related Lessor Bonds. (See "Description of the Lease Indentures _ Assumption by the Company.")

    "Funding  Corporation"  means  W3A  Funding  Corporation,  a   Delaware
corporation.

   "Holder", as used in "Description of the Collateral Bonds and the Indenture," means the registered holder of Securities, as indicated on the Security Register maintained under the Indenture, and, as used in "Description of the Lease Indentures," means the registered holder of Lessor Bonds under a Lease Indenture, as indicated on the Bond Register maintained under such Lease Indenture.

    "Indenture"  means  the  Collateral  Trust  Indenture,  among   Funding
Corporation, the Company and the Trustee, as supplemented and amended, pursuant to which the Collateral Bonds are issued.

   "Initial Lessor Bonds" means Waterford 3 Secured Lease Obligation Bonds issued in 1989 by the respective Lessors as three separate issues under three separate Lease Indentures, each issue comprised of a series maturing in 2005 and a series maturing in 2017.

   "Lease" means each Facility Lease, dated as of September 1, 1989, as supplemented, under which the Company leases an Undivided Interest in Unit 3 from a Lessor in connection with the Transactions. "Leases" means each and every Lease.

   "Lease Default" means an event or condition which, with the giving of notice or lapse of time, or both, would constitute a Lease Event of Default.

   "Lease Event of Default" means an Event of Default as such term is defined under a Lease. (See "Description of the Leases _ Lease Events of Default.")

   "Lease Indenture" means each Indenture of Mortgage and Deed of Trust, dated as of September 1, 1989, as supplemented, between a Lessor and the Lease Indenture Trustee, pursuant to which the Lessor Bonds are issued. "Lease Indentures" means each and every Lease Indenture.

   "Lease Indenture Default" means an event or condition which, with the giving of notice or the lapse of time, or both, would constitute a Lease Indenture Event of Default.

  "Lease Indenture Estate" means the trust estate assigned, transferred and pledged by a Lessor to the related Lease Indenture Trustee under its Lease Indenture, for the ratable benefit of the holders of the Lessor Bonds issued thereunder.

   "Lease Indenture Event of Default" means an "Indenture Event of Default" as defined in a Lease Indenture. (See "Description of the Lease Indentures _ Lease Indenture Events of Default.")

  "Lease Indenture Trustee" means each institution and/or individual acting
as  an  indenture  trustee  under each of  the  Lease  Indentures.   "Lease
Indenture Trustees" means each and every Lease Indenture Trustee.

   "Lessor" means any institution and/or individual acting as Owner Trustee under a trust agreement with an Owner Participant and as Lessor under a Lease and which, in such capacity, has purchased an Undivided Interest in Unit 3 as part of the Transactions. "Lessors" means each and every Lessor.

   "Lessor Bonds" means the non-recourse bonds issued by a Lessor under its Lease Indenture.

   "NRC" means the Nuclear Regulatory Commission of the United States of America or any successor agency.

   "Nuclear Waste Act" means the Nuclear Waste Policy Act of 1982, as amended, or any comparable successor law.

   "Owner Participant" means a corporation which, in connection with the Transactions, has acquired a beneficial interest in the owner trust which is the owner and Lessor of an Undivided Interest.

   "Owner Trustee" means each institution and/or individual acting as owner trustee under a trust agreement with an Owner Participant in connection with the Transactions.

  "Participation Agreement" means each Participation Agreement, dated as of September 1, 1989, as amended, entered into among the Company, Funding Corporation, the Owner Participant, a Lessor, a Lease Indenture Trustee and the Trustee, which relates to a Transaction and sets forth the terms and conditions upon which a Transaction will be consummated. "Participation Agreements" mean each and every Participation Agreement.

   "Pledged Lessor Bonds" means the Lessor Bonds which are pledged by Funding Corporation to Trustee as security for Securities (including the Collateral Bonds).

  "Price-Anderson Act" means the Price-Anderson Act (1957), as amended.

   "Refinancing" means the series of transactions pursuant to which the Initial Lessor Bonds will be refinanced.

   "Responsible Officer" shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Transaction Document, the President, any Vice President, Assistant Vice President, Account Officer, Treasurer, Assistant Treasurer or any other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

  "SEC" means Securities and Exchange Commission.

   "Securities" means bonds, notes or other evidences of indebtedness which may be issued under the Indenture.

   "Special Casualty Value" means an amount specified in each Lease which the Company must pay to the Lessor under such Lease in certain circumstances, which amount is, in general and among other things, calculated to preserve the net economic return of the related Owner Participant.

   "Special Transfer" means the assignment and transfer by an Owner Participant of its beneficial interest in the related owner trust to the Company or its designee upon the occurrence of an Event of Loss, a Deemed Loss Event, Financial Event or a Lease Event of Default.

   "Supplemental Financing" means the issuance of additional Lessor Bonds under a Lease Indenture to finance the related Lessor's proportionate share of capital improvements to Unit 3.

  "Supplemental Indenture" means a supplemental indenture to the Indenture, among Funding Corporation, the Company and the Trustee.

   "Tax Indemnification Agreement" means each tax indemnification agreement dated as of September 1, 1989, as amended, between the Company and an Owner Participant.

   "Transaction" means any of the three transactions pursuant to which the Company sold the Undivided Interests in Unit 3 to the Lessors under three separate owner trust agreements and leased back such interests pursuant to three separate Leases. "Transactions" refers to all of such transactions.

  "Trustee" means Bankers Trust Company, trustee under the Indenture.

   "Undivided Interest" means any of the three undivided interests in Unit 3, which interests compose in aggregate an approximate 10.5% interest in Unit 3 (as defined) (which is equivalent on a cost basis to an approximate 9.3% interest in Waterford 3) and each of which undivided interest was sold by the Company to the Owner Trustee under three separate owner trust agreements with the Owner Participant, and then leased back to the Company on a long-term net lease basis.

   "Unit 3" means Waterford 3, exclusive of certain transmission, pollution control and other facilities, together with certain capital improvements thereto.

   "Waterford 3" means Unit No. 3 (nuclear) of the Waterford Steam Electric Generating Station.

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.



Filing Fees _ Securities and
Exchange Commission:
 Registration Statement                                 $111,216
 Application - Declaration                                 2,000
*Rating Agencies' fees                                   100,000
*Trustees' fees                                           30,000
*Fees of Company's Counsel:
 Monroe & Lemann (A Professional Corporation              25,000
 Reid & Priest LLP                                       200,000
*Fees of Underwriters' Counsel                           100,000
*Fees of Entergy Services, Inc.                           50,000
*Accountants' fees                                        20,000
*Printing and engraving costs                             75,000
*Miscellaneous expense (including blue-sky expense)       36,784
   *Total Expenses                                      $750,000


* Estimated


Item 15.  Indemnification of Directors and Officers.

   The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses. The corporation laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended ("Securities Act"), and, under the Company's Restated Articles of
Incorporation, as amended, its officers and directors may generally be indemnified to the full extent of such laws.

Item 16.  List of Exhibits*

   1(a)   _      Form  of  Underwriting Agreement among  the
                 Company,  Funding  Corporation   and   the
                 Underwriters.
   4(a)   _      Form  of Collateral Trust Indenture  among
                 Funding   Corporation,  the  Company   and
                 Bankers Trust Company, as Trustee.
   4(b)   _      Form  of Supplemental Indenture No.  1  to
                 Collateral Trust Indenture.
**4(c)-1  _      Indenture  of  Mortgage and Deed  of  Trust
                 No.   1  among  the  Owner  Trustee,   the
                 Company  and  Bankers  Trust  Company  and
                 Stanley    Burg   as   Indenture   Trustee
                 ("Indenture  No.  1")  (filed  as  Exhibit
                 4(a)-1  to Registration Statement No.  33-
                 30660).
**4(c)-2  _      Indenture  of  Mortgage and Deed  of  Trust
                 No.   2  among  the  Owner  Trustee,   the
                 Company  and  Bankers  Trust  Company   of
                 California,   National  Association,   and
                 Cecil   D.  Bobey  as  Indenture   Trustee
                 ("Indenture  No.  2")  (filed  as  Exhibit
                 4(a)-2  to Registration Statement No.  33-
                 30660).
**4(c)-3   _     Indenture  of  Mortgage and Deed  of  Trust
                 No.   3  among  the  Owner  Trustee,   the
                 Company   and  Security  Pacific  National
                 Trust  Company (New York) and  Kenneth  T.
                 McGraw  as  Indenture Trustee  ("Indenture
                 No.  3")  (filed  as  Exhibit  4(a)-3   to
                 Registration Statement No. 33-30660).
**4(d)-1   _     Supplemental  Indenture No. 1 to  Indenture
                 No.  1 (filed as Exhibit A-2(b)(1) to Rule
                 24 Certificate in File No. 70-7653).
**4(d)-2   _     Supplemental  Indenture No. 1 to  Indenture
                 No.  2 (filed as Exhibit A-2(b)(2) to Rule
                 24 Certificate in File No. 70-7653).
**4(d)-3   _     Supplemental  Indenture No. 1 to  Indenture
                 No.  3 (filed as Exhibit A-2(b)(3) to Rule
                 24 Certificate in File No. 70-7653).
  4(d)-4   _     Form  of  Supplemental Indenture No.  2  to
                 Lease Indenture.
**4(e)-1   _     Facility  Lease  No.  1 between  the  Owner
                 Trustee,  as  Lessor, and the Company,  as
                 Lessee   (filed  as  Exhibit   4(c)-1   to
                 Registration Statement No. 33-30660).
**4(e)-2   _     Facility  Lease  No.  2 between  the  Owner
                 Trustee,  as  Lessor, and the Company,  as
                 Lessee   (filed  as  Exhibit   4(c)-2   to
                 Registration Statement No. 33-30660).
**4(e)-3   _     Facility  Lease  No.  3 between  the  Owner
                 Trustee,  as  Lessor, and the Company,  as
                 Lessee   (filed  as  Exhibit   4(c)-3   to
                 Registration Statement No. 33-30660).
  4(e)-4   _     Form   of   Lease  Supplement  No.   1   to
                 Facility Lease.
**4(f)-1   _     Participation  Agreement No.  1  among  the
                 Owner Participant, the Owner Trustee,  the
                 Company  and  Bankers  Trust  Company  and
                 Stanley  Burg as Indenture Trustee  (filed
                 as    Exhibit   4(d)-1   to   Registration
                 Statement No. 33-30660).
**4(f)-2   _     Participation  Agreement No.  2  among  the
                 Owner Participant, the Owner Trustee,  the
                 Company  and  Bankers  Trust  Company   of
                 California,   National  Association,   and
                 Cecil   D.  Bobey  as  Indenture   Trustee
                 (filed  as  Exhibit 4(d)-2 to Registration
                 Statement No. 33-30660).
**4(f)-3   _     Participation  Agreement No.  3  among  the
                 Owner Participant, the Owner Trustee,  the
                 Company   and  Security  Pacific  National
                 Trust  Company (New York) and  Kenneth  T.
                 McGraw  as  Indenture  Trustee  (filed  as
                 Exhibit  4(d)-3 to Registration  Statement
                 No. 33-30660).
  4(f)-4   _     Form  of  Amendment No. 1 to  Participation
                 Agreement.
**4(g)-1   _     Facilities  Agreement  No.  1  between  the
                 Company  and the Owner Trustee  (filed  as
                 Exhibit  4(e)-1 to Registration  Statement
                 No. 33-30660).
**4(g)-2   _     Facilities  Agreement  No.  2  between  the
                 Company  and the Owner Trustee  (filed  as
                 Exhibit  4(e)-2 to Registration  Statement
                 No. 33-30660).
**4(g)-3   _     Facilities  Agreement  No.  3  between  the
                 Company  and the Owner Trustee  (filed  as
                 Exhibit  4(e)-3 to Registration  Statement
                 No. 33-30660)
**4(h)-1   _     Ground  Lease  No.  1 between  the  Company
                 and  the  Owner Trustee (filed as  Exhibit
                 4(f)-1  to Registration Statement No.  33-
                 30660).
**4(h)-2   _     Ground  Lease  No.  2 between  the  Company
                 and  the  Owner Trustee (filed as  Exhibit
                 4(f)-2  to Registration Statement No.  33-
                 30660).
**4(h)-3   _     Ground  Lease  No.  3 between  the  Company
                 and  the  Owner Trustee (filed as  Exhibit
                 4(f)-3  to Registration Statement No.  33-
                 30660).
**4(i)-1   _     Tax   Indemnification   Agreement   No.   1
                 between  the  Owner  Participant  and  the
                 Company   (filed  as  Exhibit  4(g)-1   to
                 Registration Statement No. 33-30660).
**4(i)-2   _     Tax   Indemnification   Agreement   No.   2
                 between  the  Owner  Participant  and  the
                 Company   (filed  as  Exhibit  4(g)-2   to
                 Registration Statement No. 33-30660).
**4(i)-3   _     Tax   Indemnification   Agreement   No.   3
                 between  the  Owner  Participant  and  the
                 Company   (filed  as  Exhibit  4(g)-3   to
                 Registration Statement No. 33-30660).
   4(i)-4  _     Form    of   Amendment   No.   1   to   Tax
                 Indemnification Agreement.
   **4(j)  _     Ownership  and Operating Agreement  between
                 the  Company and the Owner Trustee  (filed
                 as    Exhibit   4(h)-1   to   Registration
                 Statement No. 33-30660).
   4(k)    _     Form  of  Refunding Agreement  among  Owner
                 Participant,    Owner    Trustee,    Lease
                 Indenture Trustee and the Company.
   5(a)    _     Opinion  of Reid & Priest LLP, counsel  for
                 the Company.
   5(b)    _     Opinion    of    Monroe   &    Lemann    (A
                 Professional  Corporation),  counsel   for
                 the Company.
   12      _     Company's    Computation   of   Ratio    of
                 Earnings to Fixed Charges.
   23(a)   _     Consent  of Reid & Priest LLP (included  in
                 Exhibit 5(a)).
   23(b)   _     Consent    of    Monroe   &    Lemann    (A
                 Professional  Corporation)  (included   in
                 Exhibit 5(b)).
   23(c)   _     Consent  of  Deloitte  &  Touche  LLP   is
                 contained herein at page II-8.
   23(d)   _     Consent  of  Coopers  & Lybrand  L.L.P.  is
                 contained herein at page II-9.
   24      _     A  Power  of  Attorney is contained  herein
                 at page II-6.
   25(a)   _     Form  T-1  Statement  of Eligibility  under
                 the   Trust  Indenture  Act  of  1939   of
                 Bankers Trust Company, Trustee.

*Reference  is made to a duplicate list of exhibits filed as part  of  this
  Registration Statement, which list, prepared in accordance with Item 102 of Regulation S-T of the Securities and Exchange Commission, immediately precedes the exhibits being filed with this Registration Statement.

**Incorporated herein by reference as indicated.

Item 17.  Undertakings.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                      Exhibit 24


                       POWER OF ATTORNEY

   Each director and/or officer of the registrant whose signature appears below hereby appoints Gerald D. McInvale, William J. Regan, Jr., and Laurence M. Hamric, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such named person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 29th day of February 1996.

                              LOUISIANA POWER & LIGHT COMPANY


                              By: /s/ John T. Cordaro
                                John J. Cordaro
                                President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature               Title                 Date

/s/ Edwin Lupberger    Chairman of the      February 29, 1996
Edwin Lupberger        Board, Chief
                       Executive Officer
                       and Director
                       (Principal
                       Executive Officer)

/s/ Gerald D. McInvale Executive Vice
Gerald D. McInvale     President, Chief     February 29, 1996
                       Financial Officer,
                       and Director
                       (Principal
                       Financial Officer)

/s/ Louis E. Buck, Jr. Vice President,
Louis E. Buck, Jr.     Chief Accounting     February 29, 1996
                       Officer and
                       Assistant Secretary
                       (Principal
                       Accounting Officer)

/s/ Michael B. Bemis
Michael B. Bemis

/s/ John J. Cordaro
John J. Cordaro

/s/ Donald C. Hintz        Directors        February 29, 1996
Donald C. Hintz

/s/ Jerry D. Jackson
Jerry D. Jackson

/s/ Jerry L. Maulden
Jerry L. Maulden

                                                    EXHIBIT 23(c)

                 INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Louisiana Power & Light Company on Form S-3 of our reports dated February 11, 1994, appearing in the Annual Report on Form 10-K of Louisiana Power & Light Company for the year ended December 31, 1994 and to the references to us under the heading "Experts and Legality" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana
February 28, 1996

                                                    EXHIBIT 23(d)

               CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement of Louisiana Power & Light Company on Form S-3 of our reports dated February 21, 1995 on our audit of the financial statements and financial statement schedule of Louisiana Power & Light Company as of and for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts and Legality."


/s/ Coopers & Lybrand L.L.P.


New Orleans, Louisiana
February 22, 1996